COMPANIES ACT 2014

A PUBLIC COMPANY LIMITED BY SHARES

CONSTITUTION

OF

MEDTRONIC PUBLIC LIMITED COMPANY

(as amended by Special Resolution on 16 October 2025)

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COMPANIES ACT 2014

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

MEDTRONIC PUBLIC LIMITED COMPANY

1.The name of the Company is: Medtronic public limited company.
2.The Company is a public limited company for the purposes of Part 17 of the Companies Act 2014.
3.The objects for which the Company is established are:
3.1.To carry on the business of a device-based medical therapy and healthcare services and supplies development company, and to design, manufacture, produce, supply and provide medical devices and healthcare supplies, including cardiac rhythm disease management, coronary, structural heart, endovascular, spine, orthopaedic, dental and neuromodulation devices and therapies, diabetes management solutions, advanced surgical tools and supplies, sutures and wound care products, needles and syringes, diagnostic imaging agents, contrast media for diagnostic imaging, vascular therapy apparatus, respiratory devices, endomechanical, soft tissue repair, energy, oximetry and monitoring, airway and ventilation, vascular, SharpSafety and clinical care products, generic pharmaceuticals, active pharmaceutical ingredients and dosage pharmaceuticals and other devices, products or supplies of a surgical, pharmaceutical or medical character necessary or suitable for the proper treatment of sick or injured persons or patients and to carry on business as merchants of and dealers in first aid appliances, medical and surgical devices, products and accessories, hospital fittings and requisites, and in all accessories and supplies required for use in the treatment of and care of the sick and injured, and to buy, sell, manufacture and deal in all articles, goods, wares, materials and substances, and to construct, own, operate, manage, furnish and equip with all necessary conveniences, furniture and equipment hospitals, radiotherapy units, private hospitals, nursing homes, convalescent homes, crèches, hydropathic establishments and similar healthcare undertakings, with all suitable accommodation for the treatment and care of patients, and to do all things usually dealt in by persons carrying on the above mentioned businesses or any of them or likely to be required or appropriate in connection with any of the said businesses.
3.2.To invest in medical devices, healthcare services and supplies and related assets, including, amongst other items, investments in medical device or healthcare services or supplies companies, products, businesses, divisions, technologies, sales force and other marketing capabilities, development projects and related activities, licences, intellectual and similar property rights, premises and equipment, royalty rights and all other assets needed or appropriate to operate a medical device and healthcare services and supplies business.
3.3.To carry on the business of a holding company and to coordinate the administration, finances and activities of any subsidiary companies or associated companies, to do all lawful acts and things whatsoever that are necessary or convenient in carrying on the business of such a holding company and in particular to carry on, in all its branches, the business of a management services company, to act as managers and to direct or coordinate the management of other companies or of the business, property and estates of any company or person and to undertake and carry out all such services in connection therewith as may be
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deemed necessary or appropriate by the Company’s board of directors and to exercise its powers as a shareholder of other companies.
3.4.To directly or indirectly acquire the entire issued share capital of Medtronic, Inc., a corporation incorporated in the State of Minnesota, and Covidien plc, an Irish public limited company.
3.5.To invest (including long-term investments in, and acquisitions of, the shares or other securities or ownership interests in other companies) any monies of the Company in such investments and in such manner as may from time to time be determined, and to hold, sell or deal with such investments and generally to purchase, take on lease or in exchange or otherwise acquire any real and personal property and rights or privileges.
3.6.To develop and turn to account any land acquired by the Company or in which it is interested and in particular by laying out and preparing the same for building purposes, constructing, altering, pulling down, decorating, maintaining, fitting up and improving buildings and conveniences, and by planting, paving, draining, farming, cultivating, letting on building lease or building agreement and by advancing money to and entering into contracts and arrangements of all kinds with builders, tenants and others.
3.7.To acquire and hold shares and stocks of any class or description, debentures, debenture stocks, bonds, bills, mortgages, obligations, investments, partnership interests, limited partnership interests, trust interests, membership interests and other securities or ownership interests of all descriptions and of any kind issued or guaranteed by any company or undertaking of whatever nature and wheresoever constituted or carrying on business or issued or guaranteed by any government, state, dominion, colony, sovereign ruler, commissioners, trust, public, municipal, local or other authority or body of whatever nature and wheresoever situated and investments, securities and property of all descriptions and of any kind, including real and chattel real estates, mortgages, reversions, assurance policies, contingencies and choses in action.
3.8.To remunerate by cash payments or allotment of shares or securities or other ownership interests (including rights to acquire shares or securities or other ownership interests) of the Company credited as fully paid up or otherwise any person or company for services rendered or to be rendered to the Company or any parent or subsidiary body corporate whether in the conduct or management of its business, or in placing or assisting to place or guaranteeing the placing of any of the shares of the Company's capital, or any debentures or other securities of the Company or in or about the formation or promotion of the Company.
3.9.To purchase for investment property of any tenure and any interest therein, and to make advances upon the security of land or other similar property or any interest therein.
3.10.To acquire by purchase, exchange, lease, fee, farm grant or otherwise, either for an estate in fee simple or for any less estate or other estate or interest, whether immediate or reversionary and whether vested or contingent, any lands, tenements or hereditaments of any tenure, whether subject or not to any charges or encumbrances, and to hold, farm, work and manage and to let, sublet, mortgage or charge land and buildings of any kind, reversions, interests, annuities, life policies, and any other property real or personal, movable or immovable, either absolutely or conditionally, and either subject or not to any mortgage, charge, ground rent or other rents or encumbrances.
3.11.To erect or secure the erection of buildings or other structures of any kind with a view of occupying or letting them or otherwise utilising them and to enter into any contracts or leases and to grant any licences necessary to effect the same.
3.12.To maintain and improve any lands, tenements or hereditaments acquired by the Company or in which the Company is interested, in particular by decorating, maintaining, furnishing, fitting up
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and improving houses, shops, flats, maisonettes and other buildings and structures and to enter into contracts and arrangements of all kinds with tenants and others.
3.13.To sell, exchange, mortgage (with or without power of sale), assign, turn to account or otherwise dispose of and generally deal with the whole or any part of the property, shares, stocks, securities, estates, rights or undertakings of the Company, real property, chattels real or personal, movable or immovable, either in whole or in part.
3.14.To take part in the management, supervision, or control of the business or operations of any company or undertaking, and for that purpose to appoint and remunerate any directors, accountants, or other experts or agents to act as consultants, supervisors and agents of other companies or undertakings and to provide managerial, advisory, technical, design, purchasing and selling services and any other services deemed appropriate by the Company.
3.15.To make, draw, accept, endorse, negotiate, issue, execute, discount and otherwise deal with bills of exchange, promissory notes, letters of credit, circular notes, and other negotiable or non-negotiable or transferable or non-transferrable instruments.
3.16.To redeem, purchase, or otherwise acquire in any manner permitted by law any shares in the Company's capital or other securities or ownership interests of any kind issued by the Company.
3.17.To guarantee, support or secure whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by both such methods, or by any other method whatsoever, the performance of the obligations of, and the repayment or payment of the principal amounts of and the premiums, interest, dividends and other amounts due on or with respect to any security of any person, firm or company, including any company which is for the time being the Company's holding company (as defined by section 8 of the Companies Act 2014) or subsidiary (as defined by section 7 of the Companies Act 2014) or another subsidiary as defined by the said section of the Company's holding company (as defined by section 8 of the Companies Act 2014) or otherwise associated with the Company in business notwithstanding the fact that the Company may not receive any consideration, advantage or benefit, direct or indirect from entering into such guarantee or other arrangement or transaction contemplated herein.
3.18.To lend the funds of the Company with or without security and at interest or free of interest.
3.19.To raise or borrow or secure the payment of money, including by the issue of bonds, debentures or debenture stock, perpetual or redeemable, or by mortgage, charge, lien or pledge upon the whole or any part of the undertaking, property, assets or rights of the Company, present or future, including its uncalled capital and generally in any other manner as the directors shall from time to time determine and to enter into or issue interest and currency hedging and swap agreements, forward rate agreements, interest and currency futures or options and other forms of financial instruments, and to purchase, redeem or pay off any of the foregoing and to guarantee any or all of the liabilities of the Company, any other company or any other person, and any debentures, debenture stock or other securities may be issued at a discount, premium or otherwise, and with any special privileges as to redemption, surrender, transfer, drawings, allotments of shares, attending and voting at general meetings of the Company, appointment of directors and otherwise.
3.20.To accumulate capital for any of the purposes of the Company, and to appropriate any of the Company's assets to specific purposes, either conditionally or unconditionally, and to admit any class or section of those who have any dealings with the Company to any share in the profits thereof or in the profits of any particular branch of the Company's business or to any other special rights, privileges, advantages or benefits.
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3.21.To reduce the share capital of the Company in any manner permitted by law.
3.22.To make gifts or grant bonuses to officers or other persons who are or have been in the employment of the Company and to allow any such persons to have the use and enjoyment of such property, chattels or other assets belonging to the Company upon such terms as the Company shall think fit.
3.23.To establish and maintain or procure the establishment and maintenance of any pension or superannuation fund (whether contributory or otherwise) for the benefit of and to give or procure the giving of donations, gratuities, pensions, annuities, allowances, emoluments or charitable aid to any persons who are or were at any time in the employment or service of the Company or any of its predecessors in business, or of any company which is a subsidiary of the Company or who may be or have been directors or officers of the Company, or of any such other company as aforesaid, or any persons in whose welfare the Company or any such other company as aforesaid may be interested and the wives, husbands, widows, widowers, families, relatives or dependants of any such persons, and to make payments towards insurance and assurance and to form and contribute to provident and benefit funds for the benefit of any such persons and to remunerate any person, firm or company rendering services to the Company or of any company which is a subsidiary of the Company, whether by cash payment, gratuities, pensions, annuities, allowances, emoluments or by the allotment of shares or securities of the Company credited as paid up in full or in part or otherwise.
3.24.To employ experts to investigate and examine into the conditions, prospects, value, character and circumstances of any business concerns, undertakings, assets, property or rights.
3.25.To insure the life of any person who may, in the opinion of the Company, be of value to the Company, as having or holding for the Company interests, goodwill, or influence or otherwise and to pay the premiums on such insurance.
3.26.To distribute either upon a distribution of assets or division of profits among the Members of the Company in kind any property of the Company, and in particular any shares, debentures or securities of other companies belonging to the Company or of which the Company may have the power of disposing.
3.27.To give, whether directly or indirectly, and whether by means of a loan, guarantee, the provision of security or otherwise, any financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company, or, where the Company is a subsidiary company, in its holding company.
3.28.To do and carry out all or any of the foregoing or following objects in any part of the world and either as principals, agents, contractors, trustees or otherwise, and either by or through agents, trustees or otherwise and either alone or in partnership or in conjunction with any other company, firm or person, provided that nothing herein contained shall empower the Company to carry on the business of insurance.
3.29.To apply for, purchase or otherwise acquire any patents, brevets d'invention, licences, trademarks, trade names, copyrights, industrial designs, know-how, concessions and other forms of intellectual property rights and the like conferring any exclusive or non-exclusive or limited or contingent rights to use, or any secret or other information as to any invention or process of the Company, or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop, or grant licences in respect of, or otherwise turn to account the property, rights or information so acquired.
3.30.To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person or company.
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3.31.To acquire and undertake the whole or any part of the undertaking, business, property and liabilities of any person or company.
3.32.To adopt such means of making known the Company and its products and services as may seem expedient.
3.33.To acquire and carry on any business carried on by a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company.
3.34.To promote any company or companies for the purpose of acquiring all or any of the property and liabilities of this Company or for any other purpose which may seem directly or indirectly calculated to benefit this Company.
3.35.To amalgamate with, merge with or otherwise become part of or associated with any other company or association in any manner permitted by law.
3.36.To make voluntary dispositions of all or any part of the property and rights of the Company and to make gifts thereof or gratuitous payments either for no consideration or for a consideration less than the market value of such property or rights or the amount of cash payment or by all or any such methods.
3.37.To receive voluntary dispositions of all or any part of the undertakings, properties, assets or rights of any other corporation and to receive gifts thereof or gratuitous payments either for no consideration or for a consideration less than the market value of such property or rights or the amount of cash payment or by all or any such methods.
3.38.To do and carry out all such other things, except the issuing of policies of insurance, as may be deemed by the Company capable of being carried on in connection with the above objects or any of them or calculated to enhance the value of or render profitable any of the Company's undertakings, properties, assets or rights.
And it is hereby declared that (i) the word "company" in this clause, except where used in reference to this Company, shall be deemed to include any person, partnership, limited partnership, limited liability partnership, limited liability company, other corporate body, trust or other body of persons whether incorporated or not incorporated and whether domiciled in Ireland or elsewhere and that the objects of the Company as specified in each of the foregoing paragraphs of this clause shall be separate and distinct objects and shall not be in anyway limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company and (ii) any phrase introduced by the terms "including", "include", "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.
4.The liability of each Member is limited to the amount from time to time unpaid on such Member's Shares.
5.The authorised share capital of the Company is €40,000 and US$26,260,000 divided into 40,000 Euro Deferred Shares of €1.00 each, 2,600,000,000 Ordinary Shares of US$0.0001 each, 127,500,000 Preferred Shares of $0.20 each and 500,000 A Preferred Shares of $1.00 each.
6.The shares forming the capital, increased or reduced, may be increased or reduced and be divided into such classes and issued with any special rights, privileges and conditions or with such qualifications as regards preference, dividend, capital, voting or other special incidents, and be held upon such terms as may be attached thereto or as may from time to time be provided by the original or any substituted or amended Articles of Association and regulations of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto such rights shall not be alterable otherwise than pursuant to the provisions of the Company's Articles of Association for the time being.
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7.Capitalised terms that are not defined in this Memorandum of Association bear the same meaning as those given in the Articles of Association of the Company.

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COMPANIES ACT 2014

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

MEDTRONIC PUBLIC LIMITED COMPANY

PRELIMINARY

1.Sections 43(2), 77, 78, 80, 81, 83(3), 95(1), 96(2) to (11), 124, 125, 126(2) to (8), 144(3), 144(4), 148(2), 158 to 160, 161 (1), 161 (4)-(9), 162 to 165, 178(2), 180(5), 181(1), 181(6), 182(2), 182(5), 183(3), 186(c)(i), 187, 188, 218(3) to (5), 229, 230, 338(5), 338(6), 618(1)(b), 620(8), 1090, 1092 and 1113 of the Companies Act shall not apply to the Company. The provisions of the Companies Act which are stated therein to apply to a public limited company, save to the extent that its constitution is permitted to provide or state otherwise, will apply to the Company subject to the alterations contained in these Articles, and will, so far as not inconsistent with these Articles, bind the Company and its members.
2.
2.1.In these Articles:

“acting in concert”
means, persons who, pursuant to an agreement or understanding (whether formal or informal), knowingly cooperate with respect to a proposal or business, or nomination of Directors, at the Company (it being understood that persons who have solely disclosed their intent to vote for a proposed nominee or to deliver a revocable proxy to the shareholder giving notice or any beneficial owner shall not be deemed to be acting in concert with the shareholder giving notice or any beneficial owner).

"Address"	includes any number or address used for the purposes of communication by way of electronic mail or other electronic communication.
"Adoption Date"	means the 26 January 2015.
"Articles" or "Articles of Association"	means these articles of association of the Company, as amended from time to time by Special Resolution.
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"Assistant Secretary"	means any person appointed by the Board or the Secretary from time to time to assist the Secretary.
"Auditors" “Beneficial Owner” or “beneficial owner”
means the persons for the time being performing the duties of the statutory auditors of the Company.

when used with respect to Shares or other securities, includes, but is not limited to, any person who, directly or indirectly through any written or oral agreement, arrangement, relationship, understanding, or otherwise, has or shares the power to vote, or direct the voting of, the Shares or securities or has or shares the power to dispose of, or direct the disposition of, the Shares or securities, except that:
(a) a person shall not be deemed the beneficial owner of Shares or securities tendered pursuant to a tender or exchange offer made by the person or any of the person’s affiliates or associates until the tendered Shares or securities are accepted for purchase or exchange;
(b) a person shall not be deemed the beneficial owner of Shares or securities with respect to which the person has the power to vote or direct the voting arising solely from a revocable proxy given in response to a proxy solicitation required to be made and made in accordance with the applicable rules and regulations under the Exchange Act and is not then reportable under that act on a Schedule 13D or comparable report, or, if the company is not subject to the rules and regulations under the Exchange Act, would have been required to be made and would not have been reportable if the company had been subject to the rules and regulations.

"Board"	means the board of Directors for the time being of the Company.
"1990 Regulations"	The Companies Act 1990 (Uncertificated Securities) Regulations 1996 (S.I. No. 68 of 1996) as may be amended from time to time.
"Chairperson"	means the chairperson of the Board from time to time and/or chairperson of a general meeting of the Company as the context may require.
"clear days"
means, in relation to a period of notice, that period excluding the day when the notice is given or deemed to be given and the day for which notice is being given or on which an action or event for which notice is being given is to occur or take effect.

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"Companies Act"	means the Companies Act 2014 and every statutory modification, replacement and re-enactment thereof for the time being in force.
"Company"	means the above-named company.
"Court"	means the Irish High Court.
"Directors"	means the directors for the time being of the Company.
"dividend"	includes dividends, final dividends, interim dividends and bonus dividends.
"electronic communication"	shall have the meaning given to those words in the Electronic Commerce Act 2000.
"electronic signature"	shall have the meaning given to those words in the Electronic Commerce Act 2000.
"Exchange"	means any securities exchange or other system on which the Shares of the Company may be listed or otherwise authorised for trading from time to time.
"Exchange Act"	means the Securities Exchange Act of 1934 of the United States of America.
"Medtronic"	means Medtronic, Inc., a corporation incorporated in the State of Minnesota.
"Member" “Member Associate”
means a person who has agreed to become a Member of the Company and whose name is entered in the Register of Members as a registered holder of Shares.
of any Member or Beneficial Owner means (1) any person acting in concert with the Member or Beneficial Owner, and (2) if a Member or Beneficial Owner is an entity, each director, executive, managing member or control person of such entity

"Memorandum"	means the memorandum of association of the Company as amended from time to time by Special Resolution.
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"Merger"
means the merger of MergerSub with and into Medtronic, Inc. with Medtronic, Inc. surviving the merger as a wholly owned indirect subsidiary of the Company, the terms and conditions of which are provided for in that certain transaction agreement, dated as of June 15, 2014, by and among the Company, Medtronic, Covidien plc and the other parties thereto (as amended from time to time).

"Merger Consideration"	has the meaning set out in Article 185.
"Merger Effective Time"	has the meaning set out in Article 185.
"MergerSub"	means Aviation Merger Sub, LLC, a limited liability company formed in the State of Minnesota.
"month" “Nominating Group”
means a calendar month.
means, collectively, the Member or Beneficial Owner providing a notice with respect to the nomination of an individual to stand for election as a director at a general meeting, together with its Member Associates.

"Ordinary Resolution"	means an ordinary resolution of the Company's Members within the meaning of section 191 of the Companies Act.
"paid-up"	means paid-up in accordance with the Companies Act as to the nominal value and any premium payable in respect of the issue of any Shares and includes credited as paid-up.
"Redeemable Shares"	means redeemable shares in accordance with the Companies Act.
"Register of Members" or "Register"
means the register of Members of the Company maintained by or on behalf of the Company, in accordance with the Companies Act and includes (except where otherwise stated) any duplicate Register of Members.

"registered office"	means the registered office for the time being of the Company.
"Seal"	means the seal of the Company, if any, and includes every duplicate seal.
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"Secretary"
means the person appointed by the Board to perform any or all of the duties of secretary of the Company and includes an Assistant Secretary and any person appointed by the Board or the Secretary to perform the duties of secretary of the Company, in each case, when acting in the capacity of the secretary of the Company.

"Share" and "Shares"	means a share or shares in the capital of the Company.
"Special Resolution"	means a special resolution of the Company's Members within the meaning of section 191 of the Companies Act.
2.2.In these Articles:
2.2.1.words importing the singular number include the plural number and vice-versa;
2.2.2.words importing the feminine gender include the masculine gender and the neuter and vice-versa;
2.2.3.words importing persons include any company, partnership or other body of persons, whether corporate or not, any trust and any government, governmental body or agency or public authority, whether of Ireland or elsewhere and references to a company, except where used in reference to this Company, shall be deemed to include any person, partnership, limited partnership, limited liability partnership, limited liability company, other corporate body, trust or other body of persons whether incorporated or not incorporated and whether domiciled in Ireland or elsewhere;
2.2.4.expressions referring to "written" and "in writing" shall be construed, unless the contrary intention appears, as including references to printing, lithography, photography and any other modes of representing or reproducing words in a visible form except as provided in these Articles and/or where it constitutes writing in electronic form sent to the Company;
2.2.5.expressions referring to execution of any document shall include any mode of execution whether under seal or under hand or any mode of electronic signature;
2.2.6.references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time;
2.2.7.any phrase introduced by the terms "including", "include", "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;
2.2.8.reference to "officer" or "officers" in these Articles means any executive that has been designated by the Company as an "officer" and, for the avoidance of doubt, shall not have the meaning given to such term in the Companies Act and any such officers shall not constitute officers of the Company within the meaning of section 2(1) of the Companies Act;
2.2.9.headings are inserted for reference only and shall be ignored in construing these Articles;
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2.2.10.references to US$, USD, $ or dollars shall mean United States dollars, the lawful currency of the United States of America and references to €, euro, or EUR shall mean the euro, the lawful currency of Ireland.

REGISTERED OFFICE

3.The registered office shall be at such place in Ireland as the Board from time to time shall decide.

SHARE CAPITAL; ISSUE OF SHARES

4.The authorised share capital of the Company is €40,000 and US$26,260,000 divided into 40,000 Euro Deferred Shares of €1.00 each, 2,600,000,000 Ordinary Shares of US$0.0001 each, 127,500,000 Preferred Shares of $0.20 each and 500,000 A Preferred Shares of $1.00 each.
5.Subject to the provisions of these Articles relating to new Shares, the Shares shall be at the disposal of the Directors, and they may (subject to the provisions of the Companies Act) allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its Members, but so that no Share shall be issued at a discount save in accordance with sections 71(4) and 1026 of the Companies Act, and so that, in the case of Shares offered to the public for subscription, the amount payable on application on each such Share shall not be less than one-quarter of the nominal amount of the Share and the whole of any premium thereon. To the extent permitted by the Companies Act, Shares may also be allotted by a committee of the Directors or by any other person where such committee or person is so authorised by the Directors.
6.Subject to any requirement to obtain the approval of Members under any laws, regulations or the rules of any Exchange, the Board is authorised, from time to time, to grant such persons, for such periods and upon such terms as the Board deems advisable, options or awards to purchase or subscribe for any number of Shares of any class or classes or of any series of any class and other securities or ownership interests of the Company as the Board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options or awards to be issued.
7.
7.1.The Directors are, for the purposes of section 1021 of the Companies Act, generally and unconditionally authorised to exercise all powers of the Company to allot and issue relevant securities (as defined by the said section 1021) up to the amount of the Company's authorised share capital as at the date of adoption of these Articles and to allot and issue any Shares acquired by or on behalf of the Company pursuant to the provisions of the Companies Act and held as treasury shares and, unless renewed, or a longer period of time is allowed under applicable law, this authority shall expire five years from 26 January 2015.
7.2.The Directors are hereby empowered pursuant to sections 1022 and 1023(3) of the Companies Act to allot equity securities within the meaning of the said section 1023 for cash pursuant to the authority conferred by Article 7.1 as if section 1022 of the Companies Act did not apply to any such allotment. The Company may before the expiry of any such authority make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Board may allot equity securities in pursuance of such an offer or agreement as if the power conferred by Article 7.1 had not expired.
7.3.The Company may issue permissible letters of allotment (as defined by section 1019 of the Companies Act) to the extent permitted by the Companies Act.
8.Without prejudice to any special rights previously conferred on the holders of any existing Shares or class of Shares or any rights conferred on the Directors pursuant to Article 18, any Share in the
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Company may be issued with such preferred or deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may from time to time by Ordinary Resolution determine.
9.The Company may pay commission to any person in consideration of any person subscribing or agreeing to subscribe, whether absolutely or conditionally, for the Shares in the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any Shares in the Company on such terms and, subject to the provisions of the Companies Act and to such conditions as the Board may determine, including by paying cash or allotting and issuing fully or partly paid Shares or any combination of the two. The Company may also on any issue of Shares pay such brokerage as may be lawful.

ORDINARY SHARES

10.The rights and restrictions attaching to the Ordinary Shares shall be as follows:
10.1.subject to the right of the Company to set record dates for the purposes of determining the identity of members entitled to notice of and/or to vote at a general meeting and any rules or regulations applicable to the conduct of any general meeting of the Company, the right to attend and speak at any general meeting of the Company and to exercise one vote per Ordinary Share held at any general meeting of the Company;
10.2.the right to participate pro rata in all dividends declared by the Company with respect to the Ordinary Shares; and
10.3.the right, in the event of the Company's winding up, to participate pro rata with all other Ordinary Shares in the total assets of the Company.
11.The rights attaching to the Ordinary Shares shall be subject to the terms of issue of any series or class of Preferred Shares allotted by the Directors from time to time in accordance with Article 18.
12.
12.1.If an Ordinary Share is not listed on a securities market, a regulated market or another market recognised for the purposes of section 1072 of the Companies Act, in each case within the meaning of the Companies Act, it shall be deemed to be a Redeemable Share on, and from the time of, the existence or creation of an agreement, transaction or trade between the Company (including any agent or broker acting on behalf of the Company) and any person (who may or may not be a Member) pursuant to which the Company acquires or will acquire Ordinary Shares, or an interest in Ordinary Shares, from the relevant person. In these circumstances, the acquisition of such shares by the Company shall constitute the redemption of a Redeemable Share in accordance with the Companies Act. No resolution, whether special or otherwise, shall be required to be passed to deem any Ordinary Share a Redeemable Share.
12.2.If an Ordinary Share is listed on a securities market, a regulated market or another market recognised for the purposes of section 1072 of the Companies Act, in each case within the meaning of the Companies Act, the provisions of Article 12.1 shall apply unless the Board resolves, prior to the existence or creation of any relevant arrangement, that the arrangement concerned is to be treated as a purchase of Shares pursuant to Article 36.3, in which case the arrangement shall be so executed.
13.All Ordinary Shares shall rank pari passu with each other in all respects.

EURO DEFERRED SHARES

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14.The holders of the Euro Deferred Shares shall not be entitled to receive any dividend or distribution and shall not be entitled to receive notice of, nor to attend, speak or vote at, any general meeting of the Company. On a return of assets, whether on liquidation or otherwise, the Euro Deferred Shares shall entitle the holder thereof only to the repayment of the amounts paid up on such shares after repayment of the capital paid up on the Ordinary Shares plus the payment of $5,000,000 on each of the Ordinary Shares and the holders of the Euro Deferred Shares (as such) shall not be entitled to any further participation in the assets or profits of the Company.
15.The Special Resolution adopting these Articles passed on the Adoption Date shall be deemed to confer irrevocable authority on the Company at any time after the Adoption Date:
15.1.to acquire all or any of the fully paid Euro Deferred Shares otherwise than for valuable consideration in accordance with section 102 of the Companies Act and without obtaining the sanction of the holders thereof;
15.2.to appoint any person to execute on behalf of the holders of the Euro Deferred Shares remaining in issue (if any) a transfer thereof and/or an agreement to transfer the same otherwise than for valuable consideration to the Company or to such other person as the Company may nominate;
15.3.to cancel any acquired Euro Deferred Shares; and
15.4.pending such acquisition and/or transfer and/or cancellation, to retain the certificate (if any) for such Euro Deferred Shares.
16.In accordance with section 1040(3) of the Companies Act, the Company shall, not later than three (3) years after any acquisition by it of any Euro Deferred Shares as aforesaid, cancel such shares (except those which, or any interest of the Company in which, it shall have previously disposed of) and reduce the amount of the share capital by the nominal value of the shares so cancelled and the Board may take such steps as are requisite to enable the Company to carry out its obligations under that subsection without complying with sections 84 and 85 of the Companies Act, including passing resolutions in accordance with section 1040(5) of the Companies Act.
17.Neither the acquisition by the Company otherwise than for valuable consideration of all or any of the Euro Deferred Shares nor the redemption thereof nor the cancellation thereof by the Company in accordance with these Articles shall constitute a variation or abrogation of the rights or privileges attached to the Euro Deferred Shares, and accordingly the Euro Deferred Shares or any of them may be so acquired, redeemed and cancelled without any such consent or sanction on the part of the holders thereof. The rights conferred upon the holders of the Euro Deferred Shares shall not be deemed to be varied or abrogated by the creation of further shares ranking in priority thereto or pari passu therewith.

PREFERRED SHARES
18.The Directors are authorised to issue all or any of the authorised but unissued Preferred Shares from time to time in one or more classes or series, and to fix for each such class or series such voting power, full or limited, or no voting power, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Directors providing for the issuance of such class or series, including the authority to provide that any such class or series may be:
18.1.redeemable at the option of the Company, or the holders, or both, with the manner of the redemption to be set by the Directors, and redeemable at such time or times, including upon a fixed date, and at such price or prices;
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18.2.entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes of Shares or any other series;
18.3.entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Company; or
18.4.convertible into, or exchangeable for, Shares of any other class or classes of Shares, or of any other series of the same or any other class or classes of Shares, of the Company at such price or prices or at such rates of exchange and with such adjustments as the Directors determine, which rights and restrictions may be as stated in such resolution or resolutions of the Directors as determined by them in accordance with this Article 18. The Directors may at any time before the allotment of any Preferred Share by further resolution in any way amend the designations, preferences, rights, qualifications, limitations or restrictions, or vary or revoke the designations of such Preferred Shares.
19.The rights conferred upon the holder of any pre-existing Shares in the share capital of the Company shall be deemed not to be varied by the creation, issue and allotment of Preferred Shares in accordance with Article 18.

A PREFERRED SHARES

20.The A Preferred Shares shall entitle the holders thereof to the following rights:
20.1.The holder of the A Preferred Shares shall be entitled in priority to any payment of dividend on any other class of Shares in the Company to be paid a dividend in the amount per A Preferred Share equal to twice the dividend to be paid per Ordinary Share;
20.2.On a return of assets, whether on liquidation or otherwise, the A Preferred Shares shall entitle the holder thereof to repayment of the capital paid up thereon (including any share premium) in priority to any repayment of capital to the holder(s) of any other Shares and the holders of the A Preferred Shares (as such) shall not be entitled to any further participation in the assets or profits of the Company; and
20.3.The holders of the A Preferred Shares shall not be entitled to receive notice of, nor to attend, speak or vote at any meeting of some or all of the Members of the Company.
21.
21.1.If an A Preferred Share is not listed on a securities market, a regulated market or another market recognised for the purposes of section 1072 of the Companies Act, in each case within the meaning of the Companies Act, it shall be deemed to be a Redeemable Share on, and from the time of, the existence or creation of an agreement, transaction or trade between the Company (including any agent or broker acting on behalf of the Company) and any person (who may or may not be a Member) pursuant to which the Company acquires or will acquire A Preferred Shares, or an interest in A Preferred Shares, from the relevant person. In these circumstances, the acquisition of such shares by the Company shall constitute the redemption of a Redeemable Share in accordance with the Companies Act. No resolution, whether special or otherwise, shall be required to be passed to deem any A Preferred Share a Redeemable Share.
21.2.If an A Preferred Share is listed on a securities market, a regulated market or another market recognised for the purposes of section 1072 of the Companies Act, in each case within the meaning of the Companies Act, the provisions of Article 21.1 shall apply unless the Board
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resolves, prior to the existence or creation of any relevant arrangement, that the arrangement concerned is to be treated as a purchase of Shares pursuant to Article 36.3, in which case the arrangement shall be so executed.

ISSUE OF WARRANTS

22.The Board may issue warrants to subscribe for any class of Shares or other securities of the Company on such terms as it may from time to time determine.

CERTIFICATES FOR SHARES

23.Unless otherwise provided for by the Board or the rights attaching to or by the terms of issue of any particular Shares, or to the extent required by the Companies Act, any Exchange, depository or any operator of any clearance or settlement system, no person whose name is entered as a Member in the Register of Members shall be entitled to receive a share certificate for any Shares of any class held by him or her (nor on transferring a part of holding, to a certificate for the balance).
24.Any share certificate, if issued, shall specify the number of Shares in respect of which it is issued and the amount paid thereon or the fact that they are fully paid, as the case may be, and may otherwise be in such form as shall be determined by the Board. Such certificates may be under Seal. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. The name and address of the person to whom the Shares represented thereby are issued, with the number of Shares and date of issue, shall be entered in the Register of Members of the Company. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of Shares shall have been surrendered and cancelled. The Board may authorise certificates to be issued with the Seal and authorised signature(s) affixed by some method or system of mechanical process. In respect of a Share or Shares held jointly by several persons, the Company shall not be bound to issue a certificate or certificates to each such person, and the issue and delivery of a certificate or certificates to one of several joint holders shall be sufficient delivery to all such holders.
25.If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating such evidence, as the Board may prescribe, and, in the case of defacement or wearing out, upon delivery of the old certificate.

REGISTER OF MEMBERS

26.The Company shall maintain or cause to be maintained a Register of its Members in accordance with the Companies Act.
27.If the Board considers it necessary or appropriate, the Company may establish and maintain a duplicate Register or Registers of Members at such location or locations within or outside Ireland as the Board thinks fit. The original Register of Members shall be treated as the Register of Members for the purposes of these Articles and the Companies Act.
28.The Company, or any agent(s) appointed by it to maintain the duplicate Register of Members in accordance with these Articles, shall as soon as practicable and on a regular basis record, or procure the recording of, in the original Register of Members all transfers of Shares effected on any duplicate Register of Members and shall at all times maintain the original Register of Members in such manner as to show at all times the Members for the time being and the Shares respectively held by them, in all respects in accordance with the Companies Act.
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29.The Company shall not be bound to register more than four (4) persons as joint holders of any Share. If any Share shall stand in the names of two (2) or more persons, the person first named in the Register of Members shall be deemed the sole holder thereof as regards service of notices and, subject to the provisions of these Articles, all or any other matters connected with the Company.

TRANSFER OF SHARES

30.Subject to such of the restrictions of these Articles and to such of the conditions of issue or transfer as may be applicable, all transfers of Shares shall be effected by an instrument in writing (an "instrument of transfer") in such form as the Board or the Secretary may approve. All such instruments of transfer must be left at the registered office or at such other place as the Board or the Secretary may specify and all such instruments of transfer shall be retained by the Company.
31.
31.1.The instrument of transfer of any Share shall be executed by the transferor or alternatively for and on behalf of the transferor by the Secretary (or such other person as may be nominated by the Secretary for this purpose) on behalf of the Company, and the Secretary (or relevant nominee), acting on behalf of the Company, shall be deemed to have been irrevocably appointed agent for the transferor of such Share or Shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such Share or Shares all such transfers of Shares held by the Members in the share capital of the Company. An instrument of transfer need not be executed by the transferee except to the extent required by the Companies Act. Any document which records the name of the transferor, the name of the transferee, the class and number of Shares agreed to be transferred, details of the total consideration payable and the date of the agreement to transfer the Shares, shall, once executed in accordance with this Article, be deemed to be a proper instrument of transfer for the purposes of section 94 of the Companies Act.
31.2.The transferor shall be deemed to remain the holder of the Share until the name of the transferee is entered on the Register in respect thereof, and neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the sale should the Board so determine.
31.3.The Company, insofar as the Companies Act or any other applicable law permits, may, or may procure that a subsidiary of the Company shall, pay Irish stamp duty arising on a transfer of Shares on behalf of the transferee of such Shares of the Company. If stamp duty resulting from the transfer of Shares in the Company which would otherwise be payable by the transferee is paid by the Company or any subsidiary of the Company on behalf of the transferee, then in those circumstances, the Company shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled, but not required, to (i) seek reimbursement of the stamp duty from the transferee, (ii) set-off the stamp duty against any dividends payable to the transferee of those Shares or (iii) claim a first and permanent lien on the Shares on which stamp duty has been paid by the Company or its subsidiary for the amount of stamp duty paid.
31.4.Notwithstanding the provisions of these Articles and subject to any regulations made under section 1086 of the Companies Act or the 1990 Regulations, title to any Shares in the Company may also be evidenced and transferred without a written instrument in accordance with section 1086 of the Companies Act or any regulations made thereunder or the 1990 Regulations. The Board shall have power to permit any class of Shares to be held in uncertificated form and to implement any arrangements they think fit for such evidencing and transfer which accord with such regulations and in particular shall, where appropriate, be entitled to disapply or modify all or part of the provisions in these Articles with respect to the requirement for written instruments of transfer and share certificates (if any), in order to give effect to such regulations.
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32.The Board may, without assigning any reason for its decision, decline to register any transfer of any Share which is not a fully paid Share. The Board may also, without assigning any reason, refuse to register a transfer of any Share unless:
32.1.the instrument of transfer is fully and properly completed and is lodged with the Company accompanied by the certificate for the Shares (if any) to which it relates (which shall upon registration of the transfer be cancelled) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;
32.2.the instrument of transfer is in respect of only one class of Shares;
32.3.a registration statement under the Securities Act of 1933 of the United States of America is in effect with respect to such transfer or such transfer is exempt from registration and, if requested by the Board, a written opinion from counsel reasonably acceptable to the Board is obtained to the effect that such transfer is exempt from registration;
32.4.the instrument of transfer is properly stamped (in circumstances where stamping is required);
32.5.in the case of a transfer to joint holders, the number of joint holders to which the Share is to be transferred does not exceed four;
32.6.it is satisfied, acting reasonably, that all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Ireland or any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained; and
32.7.it is satisfied, acting reasonably, that the transfer would not violate the terms of any agreement to which the Company (or any of its subsidiaries) and the transferor are party or subject.
33.If the Board shall refuse to register a transfer of any Share, it shall, within two (2) months after the date on which the transfer was lodged with the Company, send to each of the transferor and the transferee notice of such refusal.
34.The Company shall not be obligated to make any transfer to an individual under 18 years of age or to a person in respect of whom an order has been made by a competent court or official on the grounds that he or she is or may be suffering from mental disorder or is otherwise incapable of managing his or her affairs or under other legal disability.
35.Upon every transfer of Shares, the certificate (if any) held by the transferor shall be given up to be cancelled, and shall forthwith be cancelled accordingly, and subject to Article 23 a new certificate may be issued without charge to the transferee in respect of the Shares transferred to him or her, and if any of the Shares included in the certificate so given up shall be retained by the transferor, a new certificate in respect thereof may be issued to him or her without charge.

REDEMPTION AND REPURCHASE OF SHARES

36.Subject to the provisions of Chapter 6 of Part 3 and Chapter 5 of Part 17 of the Companies Act and the other provisions of this Article 36, the Company may:
36.1.pursuant to section 66(4) of the Companies Act, issue any Shares of the Company which are to be redeemed or are liable to be redeemed at the option of the Company or the Member on such terms and in such manner as may be determined by the Company in general meeting (by Special Resolution) on the recommendation of the Board;
36.2.redeem Shares of the Company on such terms as may be contained in, or be determined pursuant to the provisions of, these Articles. Subject as aforesaid, the Company may cancel
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any Shares so redeemed or may hold them as treasury shares (as defined by section 106(1) of the Companies Act) and re-issue such treasury shares as Shares of any class or classes or cancel them;
36.3.subject to or in accordance with the provisions of the Companies Act and without prejudice to any relevant special rights attached to any class of Shares, pursuant to section 105 and Chapter 5 of Part 17 of the Companies Act, purchase any of its own Shares (including any Redeemable Shares and without any obligation to purchase on any pro rata basis as between Members or Members of the same class) and may cancel any Shares so purchased or hold them as treasury shares (as defined by section 106(1) of the Companies Act) and may re-issue any such Shares as Shares of any class or classes or cancel them; or
36.4.convert any of its Shares into Redeemable Shares provided that the total number of Shares which shall be redeemable pursuant to this authority shall not exceed the limit in section 1071(b) of the Companies Act. No resolution of Members, whether special or otherwise, shall be required to be passed to convert any of the Company's Shares into Redeemable Shares.
37.The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Companies Act.
38.The holder of the Shares being redeemed or purchased shall be bound to deliver up to the Company at its registered office or such other place as the Board shall specify, the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to him or her the purchase or redemption monies or consideration in respect thereof.

VARIATION OF RIGHTS OF SHARES

39.Without prejudice to the authority conferred on the Directors pursuant to Article 18 to issue Preferred Shares in the capital of the Company, if at any time the share capital of the Company is divided into different classes or series of Shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the Shares of that class or series) may be varied or abrogated with the consent in writing of the holders of a majority of the issued Shares of that class or series entitled to vote on such variation or abrogation, or with the sanction of an Ordinary Resolution passed at a general meeting of the holders of the Shares of that class or series.
40.The provisions of these Articles relating to general meetings of the Company shall apply mutatis mutandis to every such general meeting of the holders of one class or series of Shares except that the necessary quorum shall be one or more persons holding or representing by proxy at least a majority of the issued Shares of the class or series.
41.The rights conferred upon the holders of the Shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class or series, be deemed to be varied by (i) the creation or issue of further Shares ranking pari passu therewith; (ii) a purchase or redemption by the Company of its own Shares; or (iii) the creation or issue for value (as determined by the Board) of further Shares ranking as regards participation in the profits or assets of the Company or otherwise in priority to them. For the avoidance of doubt:
41.1.the issue, redemption or purchase of any of the 127,500,000 Preferred Shares of US$0.20 each shall not constitute a variation of the rights of the holders of Ordinary Shares; and
41.2.the issue of Preferred Shares or any class or series of Preferred Shares which rank pari passu with, or junior to, any existing Preferred Shares or class or series of Preferred Shares shall not constitute a variation of the existing Preferred Shares or class or series of Preferred Shares.
LIEN ON SHARES

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42.The Company shall have a first and paramount lien on every Share (not being a fully paid Share) for all monies (whether presently payable or not) payable at a fixed time or called in respect of that Share. The Board, at any time, may declare any Share to be wholly or in part exempt from the provisions of this Article 42. The Company's lien on a Share shall extend to all monies payable in respect of it.
43.The Company may sell in such manner as the Board determines any Share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen (14) clear days after notice demanding payment, stating that if the notice is not complied with the Share may be sold, has been given to the holder of the Share or to the person entitled to it by reason of the death or bankruptcy of the holder.
44.To give effect to a sale, the Board may authorise some person to execute an instrument of transfer of the Share(s) sold to, or in accordance with, the directions of the transferee. The transferee shall be entered in the Register as the holder of the Share(s) comprised in any such transfer and he or she shall not be bound to see to the application of the purchase monies nor shall his or her title to the Share be affected by any irregularity in, or invalidity of, the proceedings in reference to the sale, and after the name of the transferee has been entered in the Register, the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.
45.The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable and any residue (upon surrender to the Company for cancellation of the certificate for the Shares sold and subject to a like lien for any monies not presently payable as existed upon the Shares before the sale) shall be paid to the person entitled to the Shares at the date of the sale.
46.Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any Shares registered in the Register as held either jointly or solely by any Members or in respect of any dividends, bonuses or other monies due or payable or accruing due or which may become due or payable to such Member by the Company on, or in respect of, any Shares registered as mentioned above or for or on account or in respect of any Member and whether in consequence of:
a)the death of such Member;
b)the non-payment of any income tax or other tax by such Member;
c)the non-payment of any estate, probate, succession, death, stamp or other duty by the executor or administrator of such Member or by or out of his or her estate; or
d)any other act or thing;
in every such case (except to the extent that the rights conferred upon holders of any class of Shares renders the Company liable to make additional payments in respect of sums withheld on account of the foregoing):
46.1.the Company shall be fully indemnified by such Member or his or her executor or administrator from all liability;
46.2.the Company shall have a lien upon all dividends and other monies payable in respect of the Shares registered in the Register as held either jointly or solely by such Member for all monies paid or payable by the Company as referred to above in respect of such Shares or in respect of any dividends or other monies thereon or for or on account or in respect of such Member under or in consequence of any such law, together with interest at the rate of fifteen percent (15%) per annum (or such other rate as the Board may determine) thereon from the date of payment to date of repayment, and the Company may deduct or set off against such dividends or other
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monies so payable any monies paid or payable by the Company as referred to above together with interest at the same rate;
46.3.the Company may recover as a debt due from such Member or his or her executor or administrator (wherever constituted) any monies paid by the Company under or in consequence of any such law and interest thereon at the rate and for the period referred to above in excess of any dividends or other monies then due or payable by the Company; and
46.4.the Company may, if any such money is paid or payable by it under any such law as referred to above, refuse to register a transfer of any Shares by any such Member or his or her executor or administrator until such money and interest is set off or deducted as referred to above or, in the case that it exceeds the amount of any such dividends or other monies then due or payable by the Company, until such excess is paid to the Company.
47.Subject to the rights conferred upon the holders of any class of Shares, nothing in Article 46 will prejudice or affect any right or remedy which any law may confer or purport to confer on the Company. As between the Company and every such Member as referred to above (and, his or her executor, administrator and estate, wherever constituted), any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.

CALLS ON SHARES

48.Subject to the terms of allotment, the Board may make calls upon the Members in respect of any monies unpaid on their Shares and each Member (subject to receiving at least fourteen (14) clear days' notice specifying when and where payment is to be made) shall pay to the Company as required by the notice the amount called on his or her Shares. A call may be required or permitted to be paid in instalments. A call may be revoked before receipt by the Company of a sum due thereunder, in whole or in part, and payment of a call may be postponed in whole or in part.
49.A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.
50.A person on whom a call is made shall (in addition to a transferee) remain liable notwithstanding the subsequent transfer of the Share in respect of which the call is made.
51.The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.
52.If a call remains unpaid after it has become due and payable, the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due until it is paid at the rate fixed by the terms of allotment of the Share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by the Companies Act), but the Board may waive payment of the interest wholly or in part.
53.An amount payable in respect of a Share on allotment or at any fixed date, whether in respect of nominal value or by way of premium, shall be deemed to be a call and, if it is not paid, the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.
54.Subject to the terms of allotment, the Board may make arrangements on the issue of Shares for a difference between the holders in the amounts and times of payment of calls on their Shares.
55.The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the monies uncalled and unpaid upon any Shares held by him or her, and upon all or any of the monies so advanced may pay (until the same would, but for such advance, become payable) interest at such rate as may be agreed upon between the Directors and the Member paying such sum in advance.
FORFEITURE
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56.If a Member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors, at any time thereafter during such times as any part of the call or instalment remains unpaid, may serve a notice on him or her requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued.
57.The notice shall state a further day (not earlier than the expiration of fourteen (14) clear days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed, the Shares in respect of which the call was made will be liable to be forfeited.
58.If the requirements of any such notice as aforesaid are not complied with, then at any time thereafter before the payment required by the notice has been made, any Shares in respect of which the notice has been given may be forfeited by a resolution of the Directors to that effect. The forfeiture shall include all dividends or other monies payable in respect of the forfeited Shares and not paid before forfeiture. The Board may accept a surrender of any Share liable to be forfeited hereunder.
59.On the trial or hearing of any action for the recovery of any money due for any call, it shall be sufficient to prove that the name of the Member sued is entered in the Register as the holder, or one of the holders, of the Shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the Member sued, in pursuance of these Articles, and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.
60.A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal, such a Share is to be transferred to any person, the Board may authorise some person to execute an instrument of transfer of the Share to that person. The Company may receive the consideration, if any, given for the Share on any sale or disposition thereof and may execute a transfer of the Share in favour of the person to whom the Share is sold or disposed of and thereupon he or she shall be registered as the holder of the Share and shall not be bound to see to the application of the purchase money, if any, nor shall his or her title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.
61.A person whose Shares have been forfeited shall cease to be a Member in respect of the forfeited Shares, but nevertheless shall remain liable to pay to the Company all monies which, at the date of forfeiture, were payable by him or her to the Company in respect of the Shares, without any deduction or allowance for the value of the Shares at the time of forfeiture but his or her liability shall cease if and when the Company shall have received payment in full of all such monies in respect of the Shares.
62.A statement in writing that the maker of the statement is a Director or the Secretary of the Company, and that a Share in the Company has been duly forfeited on the date stated in the statement, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the Share.
63.The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the nominal value of the Share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.
64.The Directors may accept the surrender of any Share which the Directors have resolved to have been forfeited upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered Share shall be treated as if it has been forfeited.

NON-RECOGNITION OF TRUSTS
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65.The Company shall not be obligated to recognise any person as holding any Share upon any trust (except as is otherwise provided in these Articles or to the extent required by law) and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future, or partial interest in any Share, or any interest in any fractional part of a Share, or (except only as is otherwise provided by these Articles or the Companies Act) any other rights in respect of any Share except an absolute right to the entirety thereof in the registered holder. This shall not preclude the Company from requiring the Members or a transferee of Shares to furnish the Company with information as to the beneficial ownership of any Share when such information is reasonably required by the Company.

TRANSMISSION OF SHARES

66.If a Member dies, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he or she was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his or her interest in the Shares; but nothing herein contained shall release the estate of any deceased holder from any liability in respect of any Share which had been jointly held by him or her solely or jointly with other persons.
67.A person becoming entitled to a Share in consequence of the death, bankruptcy, liquidation or insolvency of a Member, or otherwise becoming entitled to a Share by operation of any law, directive or regulation (whether of Ireland, the European Union, or any other jurisdiction) may elect, upon such evidence of title being produced as the Directors or the Secretary (or such other person as may be nominated by the Secretary for this purpose) may reasonably require at any time and from time to time, and subject as further provided in this Article, either to become the holder of the Share or to have some person nominated by him or her registered as the transferee. If he or she elects to become the holder of the Share, he or she shall give notice to the Company to that effect and, where the Directors or the Secretary (or such other person as may be nominated by the Secretary for this purpose) are satisfied with the evidence of title produced to them, they may register such persons as the holder of the Share, subject to the other provisions of these Articles and of the Companies Act. If he or she elects to have another person registered, he or she shall execute an instrument of transfer of the Share to that person. All of these Articles relating to the transfer of Shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the Member and the event giving rise to the entitlement of the relevant person to the Shares had not occurred.
68.A person becoming entitled to a Share by transmission shall have the rights to which he or she would be entitled if he or she were the holder of the Share (including the right to receive and give a valid discharge for any dividends, distributions or other moneys payable on or in respect of the Share), except that, before being registered as the holder of the Share, he or she shall not be entitled in respect of it to receive notices of, or to attend or vote at, any meeting of the Company or at any separate meeting of holders of any class of Shares in the Company, so, however, that the Directors or the Secretary (or such other person as may be nominated by the Secretary for this purpose), at any time, may give notice requiring any such person to elect either to be registered himself or herself or to transfer the Share and, if the notice is not complied with within ninety (90) days, the Directors or the Secretary (or such other person as may be nominated by the Secretary for this purpose) thereupon may withhold payment of all dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

AMENDMENT OF MEMORANDUM OF ASSOCIATION;
CHANGE OF LOCATION OF REGISTERED OFFICE; AND
ALTERATION OF CAPITAL

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69.The Company may by Ordinary Resolution (or as otherwise provided in these Articles or permitted under applicable law):
69.1.divide its share capital into several classes and attach to them respectively any preferential, deferred, qualified or special rights, privileges or conditions;
69.2.increase the authorised share capital by such sum to be divided into Shares of such nominal value, as such Ordinary Resolution shall prescribe;
69.3.consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;
69.4.by subdivision of its existing Shares or any of them, divide the whole or any part of its share capital into Shares of smaller nominal value than is fixed by the Memorandum subject to section 83(1)(b) of the Companies Act, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in the case of the Share from which the reduced Share is derived;
69.5.cancel any Shares that at the date of the passing of the relevant Ordinary Resolution have not been taken or agreed to be taken by any person; and
69.6.subject to applicable law, change the currency denomination of its share capital.
70.Subject to the provisions of the Companies Act, the Company may:
70.1.by Special Resolution (or as otherwise required or permitted by applicable law) change its name, alter or add to the Memorandum with respect to any objects, powers or other matters specified therein or alter or add to these Articles;
70.2.by Special Resolution (or as otherwise required or permitted by applicable law, including without limitation, section 83(1)(c) of the Companies Act) reduce its issued share capital and any capital redemption reserve fund, share premium account or undenominated capital account. In relation to such reductions, the Company may by Special Resolution (or as otherwise required or permitted by applicable law) determine the terms upon which the reduction is to be effected, including in the case of a reduction of part only of any class of Shares, those Shares to be affected; and
70.3.by resolution of the Directors, change the location of its registered office.
71.Whenever as a result of an alteration or reorganisation of the share capital of the Company any Members would become entitled to fractions of a Share, the Board may, on behalf of those Members, sell the Shares representing the fractions for the best price reasonably obtainable to any person and distribute the proceeds of sale in due proportion among those Members, and the Board may authorise any person to execute an instrument of transfer of the Shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his or her title to the Shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

72.For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Board may provide, subject to the requirements of section 174 of the Companies Act, that the Register of Members shall be closed for transfers at such times and for such periods, not exceeding in the whole thirty (30) days in each year. If the Register of Members shall be so closed for the purpose of determining Members entitled to notice
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of, or to vote at, a meeting of Members, such Register of Members shall be so closed for at least five (5) days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.
73.In lieu of, or apart from, closing the Register of Members, the Board may fix in advance a date as the record date (a) for any such determination of Members entitled to notice of or to vote at a meeting of the Members, which record date shall not be more than sixty (60) days before the date of such meeting, and (b) for the purpose of determining the Members entitled to receive payment of any dividend or other distribution, or in order to make a determination of Members for any other proper purpose, which record date shall not be more than sixty (60) days prior to the date of payment of such dividend or other distribution or the taking of any action to which such determination of Members is relevant.
74.If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members, the date immediately preceding the date on which notice of the meeting is deemed given under these Articles shall be the record date for such determination of Members. Where a determination of Members entitled to vote at any meeting of Members has been made as provided in these Articles, such determination shall apply to any adjournment thereof; provided, however, that the Directors may fix a new record date of the adjourned meeting, if they think fit.

GENERAL MEETINGS

75.The Board shall convene and the Company shall hold annual general meetings in accordance with the requirements of the Companies Act.
76.The Board may, whenever it thinks fit, and shall, on the requisition in writing of any two Directors, the Chief Executive Officer, the Chief Financial Officer or Members holding such number of Shares as is prescribed by, and made in accordance with the Companies Act, convene a general meeting in the manner required by the Companies Act. All general meetings other than annual general meetings shall be called extraordinary general meetings. Where any provision of the Companies Act confers rights on the members of a company to convene a general meeting without first directing the board of directors to convene a general meeting and expresses such rights to apply save where a company's articles of association or constitution provides otherwise, such rights shall not apply to the Members of the Company.
77.The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year, and shall specify the meeting as such in the notice calling it. Not more than fifteen (15) months shall elapse between the date of one annual general meeting of the Company and that of the next. Each general meeting shall be held at such time and place as designated by the Board and as specified in the notice of meeting. Subject to section 176 of the Companies Act, all general meetings may be held outside of Ireland.
78.The Board may authorise the Secretary to postpone any general meeting called in accordance with the provisions of these Articles (other than a meeting requisitioned by the Members in accordance with the Companies Act or the postponement of which would be contrary to the Companies Act, law or a Court order pursuant to the Companies Act) if the Board considers that, for any reason, it is impractical or unreasonable to hold the general meeting, provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these Articles.

NOTICE OF GENERAL MEETINGS

79.Subject to the provisions of the Companies Act allowing a general meeting to be called by shorter notice, an annual general meeting, and an extraordinary general meeting called for the passing of a Special Resolution, shall be called on at least twenty-one (21) clear days' notice and all other
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extraordinary general meetings shall be called on at least fourteen (14) clear days' notice. Such notice shall state the date, time, place of the meeting and the general nature of the business to be considered. Every notice shall specify such other details as are required by applicable law or the relevant code, rules and regulations applicable to the listing of the Shares on any Exchange.
80.A general meeting of the Company shall, whether or not the notice specified in Article 79 has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if applicable law so permits and it is so agreed by the Auditors and by all the Members entitled to attend and vote thereat or by their proxies.
81.The notice convening an annual general meeting shall specify the meeting as such, and the notice convening a meeting to pass a Special Resolution shall specify the intention to propose the resolution as a Special Resolution. Notice of every general meeting shall be given in any manner permitted by these Articles to all Members.
82.There shall appear with reasonable prominence in every notice of general meetings of the Company a statement that a Member entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of him or her and that a proxy need not be a Member of the Company.
83.The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings of that meeting.
84.In cases where instruments of proxy are sent out with notices, the accidental omission to send such instrument of proxy to, or the non-receipt of such instrument of proxy by, any person entitled to receive notice shall not invalidate the notice or any resolution passed or any proceeding at any such meeting. A Member present, either in person or by proxy, at any general meeting of the Company or of the holders of any class of Shares in the Company will be deemed to have received notice of that meeting and, where required, of the purpose for which it was called.

PROCEEDINGS AT GENERAL MEETINGS

85.The business of annual general meetings shall include:
85.1.the consideration of the Company’s statutory financial statements and the report of the Directors and the report of the Auditors on those statements and that report;
85.2.the review by the Members of the Company’s affairs;
85.3.the appointment or re-appointment of Auditors;
85.4.the authorisation of the Directors to approve the remuneration of the Auditors; and
85.5.the election and re-election of Directors.
86.No business shall be transacted at any general meeting unless a quorum is present. One or more Members present in person or by proxy holding not less than a majority of the issued and outstanding Shares of the Company entitled to vote at the meeting in question shall be a quorum.
87.In case a quorum is not present at a meeting convened upon the requisition of Members, the meeting may be adjourned from time to time without notice other than announcement at the time of adjournment of the date, time and place at which the meeting will be reconvened.
88.If the Board wishes to make this facility available to Members for a specific or all general meetings of the Company, a Member may participate in any general meeting of the Company, by means of a telephone, video, electronic or similar communication equipment by way of which all persons
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participating in such meeting can communicate with each other simultaneously and instantaneously and such participation shall be deemed to constitute presence in person at the meeting.
89.Each Director and the Auditors shall be entitled to attend and speak at any general meeting of the Company.
90.The Chairperson, or in his absence, some other Director nominated by the Directors shall preside at every general meeting of the Company, but if at any meeting neither the Chairperson, nor such other Director, is present within fifteen minutes after the time appointed for the holding of the meeting, or if none of them are willing to act as Chairperson, the Directors present shall choose some Director present to be Chairperson, or if no Director is present, or if all the Directors present decline to take the chair, the Members present shall choose some Member present to be Chairperson.
91.The Chairperson of the meeting may, and shall if so directed by the meeting (upon the passage of an Ordinary Resolution), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished, or which might have been transacted, at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.
92.
92.1.Subject to the Companies Act, a resolution may only be put to a vote at a general meeting of the Company or of any class of Members if:
a)it is specified in the notice of meeting;
b)it is proposed by or at the direction of the Board;
c)it is proposed at the direction of a court of competent jurisdiction;
d)it is proposed pursuant to, and in accordance with, the procedures and requirements of Article 93 or 155;
e)it is proposed on the requisition in writing of such number of Members as is prescribed by, and is made in accordance with, section 178(3) of the Companies Act; or
f)the Chairperson of the meeting decides that the resolution may properly be regarded as within the scope of the meeting.
92.2.No amendment may be made to a resolution, at or before the time when it is put to a vote, unless the Chairperson of the meeting decides that the amendment or the amended resolution may properly be put to a vote at that meeting.
92.3.If the Chairperson of the meeting rules a resolution or an amendment to a resolution admissible or out of order (as the case may be), the proceedings of the meeting or on the resolution in question shall not be invalidated by any error in his or her ruling. Any ruling by the Chairperson of the meeting in relation to a resolution or an amendment to a resolution shall be final and conclusive.
93.
93.1.For business to be properly requested by a Member to be brought before a general meeting (other than nominations of directors, which may only be made in accordance with Article 155), the Member must:
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a)be a Member of the Company at the time of the giving of the notice for such general meeting;
b)be entitled to vote at such meeting; and
c)have given timely and proper notice in writing to the Secretary in accordance with this Article 93.
93.2.
a)To be timely for an annual general meeting, a Member's notice to the Secretary must be delivered to or mailed and received at the registered office of the Company not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the prior year’s annual general meeting, provided however that if the annual general meeting is held more than 30 days before or 60 days after the anniversary date of the preceding year’s annual general meeting, the Member’s notice must be provided not earlier than the one hundred and twentieth (120th) calendar day prior to the date of such annual general meeting and not later than the close of business on the later of (i) the ninetieth (90th) calendar day prior to the date of such annual general meeting, and (ii) the tenth (10th) calendar day following the day on which the date of such meeting is first publicly announced.
b)To be timely for an extraordinary general meeting, a Member's notice to the Secretary must be delivered to or mailed and received at the registered office of the Company not less than ninety (90) days nor more than one hundred twenty (120) days prior to the date of the meeting provided, however, that if the first public announcement of the date of such meeting is made less than one hundred (100) days prior to the date of such meeting, the Member’s notice must be received not later than the close of business on the tenth (10th) calendar day following the day on which the date of such meeting is first publicly announced.
In no event shall the adjournment or postponement of any general meeting or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Member’s notice to the Secretary pursuant to this Article 93.2.
93.3.To be in proper written form, a Member's notice shall set forth as to each matter such Member proposes to bring before the meeting:
a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, including the text of the proposal or business (including the text of any resolutions proposed for consideration and, if the business includes a proposal to amend these Memorandum and Articles of Association, the language of the proposed amendment;
b)as to the Member giving the notice and, if the notice is delivered on behalf of a Beneficial Owner, as to such Beneficial Owner:
(i)the name and address of the Member, as they appear on the Register, and, if different, the current name and address of the Member, and the name and address of any Member Associate;
(ii)if the notice is delivered on behalf of a Beneficial Owner, the name and address of such Beneficial Owner and the name and address of any Member Associate of such Beneficial Owner;
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(iii)a representation that the Member is a holder of record of securities of the Company entitled to vote at the meeting and intends to remain so through the date of the meeting and that the Member or a qualified representative intends to appear in person at the meeting to propose the business specified in the Member’s notice;
(iv)the class, series and number of securities of the Company that are owned of record or beneficially by such Member, and if applicable, by such Beneficial Owner and by each Member Associate of such Member or Beneficial Owner as of the date of the Member’s notice;
(v)a description of any derivative positions related to any class or series of securities of the Company owned of record or beneficially by the Member or the Beneficial Owner and by any Member Associate, including a description of whether and the extent to which any hedging, swap or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of securities) has been made, the effect or intent of which is to mitigate loss or benefit from, or manage risk or benefit from any share price changes for, or to provide a right or obligation to acquire or dispose of, any class or series of the Company’s securities for, or to maintain, increase or decrease the voting power of, the Member or the Beneficial Owner, and of any Member Associate with respect to any securities of the Company;
(vi)a description of any material interests of the Member or the Beneficial Owner, and of any Member Associate in the business proposed and of all agreements, arrangements and understandings between or among the Member giving the notice, the Beneficial Owner on whose behalf the notice is given, any Member Associate and any other person (including their names) in connection with the business proposal of the Member;
(vii)a description of any proxy, contract, arrangement, understanding or relationship between or among the Member giving the notice, the Beneficial Owner on whose behalf the notice is given, any Member Associate and any other person, including without limitation any legal, financial and/or compensatory agreements and any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable) or pursuant to which any of these persons has a right to vote any Shares of the Company;
(viii)a representation that after the date of the Member’s notice, the Member will update the notice and any other information provided to the Company, in accordance with Article 93.4; and
(ix)such Member’s and Beneficial Owner’s written consent to the public disclosure of information provided to the Company pursuant to this article 93.3.
c)a representation as to whether or not the Member giving notice, the Beneficial Owner on whose behalf the Member is giving notice and any Member Associate intends, or intends to be part of a group that intends: (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s issued Shares carrying voting rights required to approve or adopt the proposal or to comply with any requirements of the rules and regulations of the United States Securities and Exchange Commission applicable to such proposal; and/or (2) otherwise to solicit proxies from Members in support of the proposal.
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93.4.The Member will update its notice and any other information provided to the Company so that the information provided or required to be provided in such notice is true and correct as of the record date for Members entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment, postponement, or rescheduling thereof, and such update shall be delivered in writing to the Secretary at the principal executive offices of the Company not later than the close of business ten (10) days after such record date (in the case of the update required to be made as of such record date), and not later than the close of business eight (8) business days prior to the date for the meeting or, if practicable, any adjournment, postponement, or rescheduling thereof (or, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned, postponed, or rescheduled) (in the case of the update required to be made as of ten (10) business days prior to the meeting or any adjournment, postponement, or rescheduling thereof). Additionally, the Member will provide written notice to the Secretary as soon as practicable following a change in the number of securities of the Company held as described in response to Article 93.3(b) that equals 1% or more of the then-issued shares of the Company, and/or entry, termination, amendment or modification of the agreements, arrangements or understandings described in response to Article 93.3(b) that results in a change that equals 1% or more of the then-issued shares of the Company or in the economic interests underlying these agreements, arrangements or understandings. The Member shall also update its notice so that the information required by Article 93.3(b) is current through the date of the meeting or any adjournment, postponement, or rescheduling thereof, and such update shall be delivered in writing to the Secretary at the principal executive offices of the Company no later than two (2) business days after the occurrence of any material change to the information previously disclosed pursuant to Article 93.3(b). For the avoidance of doubt, any information provided pursuant to this Article 93.4 shall not be deemed to cure any deficiencies in any notice provided by a Member, extend any applicable deadlines under Article 93.4, or enable or be deemed to permit a Member to amend a proposal. If a Member fails to provide any written update in accordance with this Article 93.4, the information as to which such written update relates may be deemed not to have been provided in accordance with these Articles.
93.5.The Chairperson shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Article and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
93.6.Any Member or Beneficial Owner directly or indirectly soliciting proxies from other Members must use a proxy card colour other than white, which shall be reserved for the exclusive use by the Board of Directors.
93.7.This Article 93 and Article 155 shall not apply to a proposal submitted pursuant to and in compliance with Rule 14a-8 under the Exchange Act (such rule or any successor provision, “Rule 14a-8”), if such proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for such meeting, and if the Member or a qualified representative appears at such meeting to present such proposal in accordance with Rule 14a-8.
94.Except where a greater majority is required by the Companies Act or these Articles, any question proposed for a decision of the Members at any general meeting of the Company or a decision of any class of Members at a separate meeting of any class of Shares shall be decided by an Ordinary Resolution.
95.At any general meeting, a resolution put to the vote of the meeting shall be decided on a poll. The Board or the Chairperson may determine the manner in which the poll is to be taken and the manner in which the votes are to be counted.
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96.A poll demanded on the election of the Chairperson or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the Chairperson of the meeting directs, and any business other than that on which a poll has been demanded may be proceeded with pending the taking of the poll.
97.No notice need be given of a poll not taken immediately. The result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded. On a poll, a Member entitled to more than one vote need not use all his or her votes or cast all the votes he or she uses in the same way.
98.If authorised by the Board, any vote taken by written ballot may be satisfied by a ballot submitted by electronic and/or telephonic transmission, provided that any such electronic or telephonic submission must either set forth or be submitted with information from which it can be determined that the electronic or telephonic submission has been authorised by the Member or proxy.
99.The Board may adopt such rules, regulations and procedures for the conduct of any meeting of the Members as it deems appropriate. Except to the extent inconsistent with any applicable rules, regulations or procedures adopted by the Board, the Chairperson of any meeting may adopt such rules, regulations and procedures for the meeting, and take such actions with respect to the conduct of the meeting, as the Chairperson of the meeting deems appropriate. The rules, regulations and procedures adopted may include, without limitation, ones that (i) establish an agenda or order of business, (ii) are intended to maintain order and safety at the meeting, (iii) contain limitations on attendance at or participation in the meeting to Members of record of the Company, their duly authorised proxies or such other persons as the Chairperson of the meeting shall determine, (iv) contain restrictions on entry to the meeting after the time fixed for its commencement and (v) limit the time allotted to Member questions or comments.
100.Subject to section 193 of the Companies Act, a resolution in writing signed by all of the Members for the time being entitled to attend and vote on such resolution at a general meeting (or being bodies corporate by their duly authorised representatives) shall be as valid and effective for all purposes as if the resolution had been passed at a general meeting of the Company duly convened and held, and may consist of several documents in like form each signed by one or more persons, and if described as a Special Resolution shall be deemed to be a Special Resolution within the meaning of the Companies Act. Any such resolution shall be served on the Company.

VOTES OF MEMBERS

101.Subject to any rights or restrictions for the time being attached to any class or classes of Shares, every Member of record present in person or by proxy shall have one vote for each Share registered in his or her name in the Register of Members.
102.In the case of joint holders of record the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.
103.A Member of unsound mind, a Member who has made an enduring power of attorney, or in respect of whom an order has been made by any court, having jurisdiction in cases of unsound mind, may vote by his or her committee, donee of an enduring power of attorney, receiver, guardian or other person appointed by the foregoing court, and any such committee, donee of an enduring power of attorney, receiver, guardian or other persons appointed by the foregoing court may vote by proxy.
104.No Member shall be entitled to vote at any general meeting unless he or she is registered as a Member on the record date for such meeting.
105.No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at
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such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairperson of the general meeting whose decision shall be final and conclusive.

PROXIES AND CORPORATE REPRESENTATIVES

106.Votes may be given either personally or by proxy. A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting and may appoint a proxy to vote both in favour of and against the same resolution in such proportion as specified in the instrument appointing the proxy.
107.
107.1.Every Member entitled to attend and vote at a general meeting may appoint a proxy to attend, speak and vote on his or her behalf and may appoint more than one proxy to attend, speak and vote at the same meeting. The appointment of a proxy or corporate representative shall be in such form and may be accepted by the Company at such place and at such time as the Board or the Secretary shall from time to time determine, subject to applicable requirements of the United States Securities and Exchange Commission and any Exchange on which the Shares are listed.
107.2.Without limiting the foregoing, the Board or the Secretary may from time to time permit appointments of a proxy to be made by means of an electronic or internet communication or facility and may in a similar manner permit supplements to, or amendments or revocations of, any such electronic or internet communication or facility to be made. For the avoidance of doubt, such appointments of proxy made by electronic or internet communications (as permitted by the Board or the Secretary) will be deemed to be deposited at the place specified for such purpose once received by the Company. The Board or the Secretary may in addition prescribe the method of determining the time at which any such electronic or internet communication or facility is to be treated as deposited at the place specified for such purpose. The Board may treat any such electronic or internet communication or facility which purports to be or is expressed to be sent on behalf of a Member as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that Member.
108.Any body corporate which is a Member of the Company may authorise such person or persons as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company and the person or persons so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he or she represents as that body corporate could exercise if it were an individual Member of the Company. The Company may require evidence from the body corporate of the due authorisation of such person or persons to act as the representative of the relevant body corporate.
109.An appointment of proxy relating to more than one meeting (including any adjournment thereof) having once been received by the Company for the purposes of any meeting shall not require to be delivered, deposited or received again by the Company for the purposes of any subsequent meeting to which it relates.
110.Receipt by the Company of an appointment of proxy in respect of a meeting shall not preclude a Member from attending and voting at the meeting or at any adjournment thereof which attendance and voting will automatically cancel any proxy previously submitted.
111.An appointment of proxy shall be valid, unless the contrary is stated therein, for any adjournment of the meeting as well as for the meeting to which it relates.
112.A vote given in accordance with the terms of an appointment of proxy or a resolution authorising a representative to act on behalf of a body corporate shall be valid notwithstanding the death or insanity
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of the principal, or the revocation of the appointment of proxy or of the authority under which the proxy was appointed or of the resolution authorising the representative to act or transfer of the Share in respect of which the proxy was appointed or the authorisation of the representative to act was given, provided that no notice in writing (whether in electronic form or otherwise) of such death, insanity, revocation or transfer shall have been received by the Company at the registered office before the commencement of the meeting or adjourned meeting at which the appointment of proxy is used or at which the representative acts.
113.The Board may send, at the expense of the Company and subject to applicable law (including the rules and regulations of the United States Securities and Exchange Commission), by post, electronic mail or otherwise, to the Members, forms for the appointment of a proxy (with or without stamped envelopes for their return) for use at any general meeting or at any class meeting, either in blank or nominating any one or more of the Directors or any other persons in the alternative.

DIRECTORS
114.The number of Directors on the Board shall be fixed from time to time solely by the Board, provided, however, that in no case shall the number fixed by the Board be less than three (3) nor more than fifteen (15).
115.The remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine. The Directors shall also be entitled to be paid their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Board from time to time, or a combination partly of one such method and partly the other. The amount, rate or basis of the remuneration or expenses to be paid to the Directors shall not require approval or ratification by the Company in general meeting. A Director is expressly permitted (for the purposes of section 228(1)(d) of the Companies Act) to use the Company's property pursuant to or in connection with: the exercise or performance of his duties, functions and powers as Director or employee; the terms of any contract of service or employment or letter of appointment; and, or in the alternative, any other usage authorised by the Directors (or a person authorised by the Directors) from time to time; and including in each case for a Director's own benefit or for the benefit of another person.
116.The Board may approve additional remuneration to any Director undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his or her ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his or her remuneration as a Director.
117.Members of special or standing committees may be allowed like compensation for service on any such committees or for attending committee meetings, or both.

DIRECTORS' AND OFFICERS' INTERESTS

118.A Director or an officer of the Company who is in any way, whether directly or indirectly, interested in a contract, transaction or arrangement or proposed contract, transaction or arrangement with the Company shall, in accordance with section 231 of the Companies Act, declare the nature of his or her interest at the first opportunity either (a) at a meeting of the Board at which the question of entering into the contract, transaction or arrangement is first taken into consideration, if the Director or officer of the Company knows this interest then exists, or in any other case, at the first meeting of the Board after learning that he or she is or has become so interested or (b) by providing a general notice to the Directors declaring that he or she is a Director or an officer of, or has an interest in, a person and is to be regarded as interested in any transaction or arrangement made with that person, and after giving such general notice it shall not be necessary to give special notice relating to any particular transaction.
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119.
119.1.A Director may hold any other office or place of profit under the Company (other than the office of its Auditors) in conjunction with his or her office of Director for such period and on such terms as to remuneration and otherwise as the Board may determine.
119.2.Nothing in section 228(1)(e) of the Companies Act shall restrict a Director from entering into any commitment which has been approved by the Board or has been approved pursuant to such authority as may be delegated by the Board in accordance with these Articles. It shall be the duty of each Director to obtain the prior approval of the Board, before entering into any commitment permitted by sections 228(1)(e)(ii) and 228(2) of the Companies Act.
120.A Director may act by himself or herself or by his or her firm in a professional capacity for the Company (other than as its Auditors) and he or she or his or her firm shall be entitled to remuneration for professional services as if he or she were not a Director.
121.A Director may be or become a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of any other company or otherwise interested in any company promoted by the Company or in which the Company may be interested as member or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him or her as a Director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of such other company; provided that he or she has declared the nature of his or her position with, or interest in, such company to the Board in accordance with Article 118 and this has been approved by a majority of the disinterested Directors, notwithstanding the fact that the disinterested Directors may represent less than a quorum.
122.No person shall be disqualified from the office of Director or from being an officer of the Company or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or officer of the Company shall be in any way interested be or be liable to be avoided, nor shall any Director or officer of the Company so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director or officer of the Company holding office or of the fiduciary relation thereby established; provided that:
122.1.he or she has declared the nature of his or her interest in such contract or transaction to the Board in accordance with Article 118; and
122.2.the contract or transaction is approved by a majority of the disinterested Directors, notwithstanding the fact that the disinterested Directors may represent less than a quorum.
123.A Director may be counted in determining the presence of a quorum at a meeting of the Board which authorises or approves the contract, transaction or arrangement in which he or she is interested and he or she shall be at liberty to vote in respect of any contract, transaction or arrangement in which he or she is interested, provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him or her in accordance with Article 118, at or prior to its consideration and any vote thereon.
124.For the purposes of Article 118:
124.1.a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified;
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124.2.an interest of which a Director has no knowledge and of which it is unreasonable to expect him or her to have knowledge shall not be treated as an interest of his or hers; and
124.3.a copy of every declaration made and notice given under Article 118 shall be entered within three (3) days after the making or giving thereof in a book kept for this purpose. Such book shall be open for inspection without charge by any Director, Secretary, the Auditors or Member of the Company at the registered office and shall be produced at every general meeting of the Company and at any meeting of the Directors if any Director so requests in sufficient time to enable the book to be available at the meeting.

POWERS AND DUTIES OF DIRECTORS

125.The business of the Company shall be managed by the Directors, who may pay all expenses incurred in promoting and registering the Company and may exercise all such powers of the Company as are not, by the Companies Act or by these Articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any of these Articles and to the provisions of the Companies Act. No resolution made by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been made.
126.The Board shall have the power to appoint and remove officers on such terms as the Board sees fit and to give such titles and delegate such responsibilities to those executives as it sees fit.
127.The Company may exercise the powers conferred by section 44 of the Companies Act with regard to having an official seal for use abroad and such powers shall be vested in the Directors.
128.Unless otherwise ordered by the Board, the chief executive officer shall have the authority to exercise the voting powers conferred by shares of any other company held or owned by the Company in such manner in all respects as he or she thinks fit and in particular they may exercise their voting powers in favour of any resolution appointing the directors or any of them as director or officers of such other company or providing for the payment of remuneration or pensions to the directors or officers of such other company. The Board may from time to time confer like powers upon any other person or persons.
129.All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by such person or persons and in such manner as the Directors shall from time to time by resolution determine.
130.The Directors may from time to time authorise such person or persons as they see fit to perform all acts, including without prejudice to the foregoing, to effect a transfer of any shares, bonds, or other evidences of indebtedness or obligations, subscription rights, warrants, and other securities in another company in which the Company holds an interest and to issue the necessary powers of attorney for the same; and each such person is authorised on behalf of the Company to vote such securities, to appoint proxies with respect thereto, and to execute consents, waivers and releases with respect thereto, or to cause any such action to be taken.
131.The Board may exercise all powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds or such other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.
132.The Directors may procure the establishment and maintenance of or participate in, or contribute to, any non-contributory or contributory pension or superannuation fund, scheme or arrangement or life assurance scheme or arrangement for the benefit of, and pay, provide for or procure the grant of donations, gratuities, pensions, allowances, benefits or emoluments to any persons (including Directors or officers) who are or shall have been at any time in the employment or service of the Company or of any company which is or was a subsidiary or holding company of the Company or of any predecessor
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in business of the Company or any such subsidiary or holding company (including, for the avoidance of doubt, Medtronic and Covidien plc) and the wives, husbands, widows, widowers, families, relatives or dependants of any such persons. The Directors may also procure the establishment and subsidy of or subscription to and support of any institutions, associations, clubs, funds or trusts calculated to be for the benefit of any such persons as aforesaid or otherwise to advance the interests and well-being of the Company or of any such other company as aforesaid or its Members, and payments for or towards the issuance of any such persons as aforesaid and subscriptions or guarantees of money for charitable or benevolent objects or for any exhibition or for any public, general or useful object; provided that any Director shall be entitled to retain any benefit received by him or her under this Article 132, subject only, where the Companies Act requires, to disclosure to the Members and the approval of the Company in general meeting.
133.The Board may from time to time provide for the management of the affairs of the Company in such manner as it shall think fit and the specific delegation provisions contained in the Articles shall not limit the general powers conferred by these Articles.

MINUTES

134.The Board shall cause minutes to be made in books kept for the purpose of all appointments of officers made by the Board, all resolutions and proceedings at meetings of the Company or the holders of any class of Shares, of the Board and of committees of the Board, including the names of the Directors present at each meeting.

DELEGATION OF THE BOARD'S POWERS

135.The Board may, by resolution approved by the affirmative vote of a majority of the Board, delegate any of its powers (with power to sub-delegate) to any committee consisting of one or more Directors (or other persons solely for the purpose of Article 135.3). The Board may also delegate to any Director, officer or member of the management of the Company or any of its subsidiaries such of its powers as it considers desirable to be exercised by him or her. The Board may also designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Any such delegation may be made subject to any conditions the Board may impose, and either collaterally with or to the exclusion of its own powers (but only if exclusion is explicitly so provided in such delegation) and may be revoked or altered. Subject to any such conditions, the proceedings of a committee of the Board shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying. Each committee shall keep regular minutes and report to the Board when required. Such committees include but are not limited to the following:
135.1.Audit Committee: The Directors shall by resolution appoint members of the Board who are independent of management and who are free of any relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment, as an Audit Committee with such powers and duties as the Board may deem appropriate, subject to review by the Board.
135.2.Compensation Committee: The Directors shall by resolution appoint members of the Board who are independent of management and who are free of any relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment, as a Compensation Committee with such powers and duties as the Board may deem appropriate, subject to review by the Board.
135.3.Committee of Disinterested Persons: The Board may by resolution establish a committee composed of two or more disinterested Directors or other disinterested persons to determine whether it is in the best interests of the Company to pursue a particular legal right or remedy of the Company and whether to cause the dismissal or discontinuance of a particular proceeding that seeks to assert a right or remedy on behalf of the Company. The committee,
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once established, is not subject to the direction or control of, or termination by, the Board. A vacancy on the committee may be filled by a majority vote of the remaining committee members. The good faith determinations of the committee are binding upon the Company and its Directors, officers and Members. The committee terminates when it issues a written report of its determinations to the Board.
136.The Board may, by power of attorney or otherwise, appoint any person to be the agent of the Company on such conditions as the Board may determine, provided that the delegation is not to the exclusion of its own powers and may be revoked by the Board at any time.
137.The Board may, by power of attorney or otherwise, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Board may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him or her.

CHAIRPERSON AND EXECUTIVE OFFICERS

138.The Board may elect any Director as Chairperson of the Board and determine the period for which he or she is to hold office.
139.In addition to the Chairperson, the Directors and the Secretary, the Company may have such officers as the Board may from time to time determine and, without limitation to the foregoing, the Board may appoint any person (whether or not a Director) to fill the following positions: chief executive officer, chief financial officer, president, treasurer and controller. Any person may hold more than one of the foregoing positions.
140.Any person elected or appointed pursuant to Articles 138 and 139 shall hold his or her office or other position for such period and on such terms as the Board may determine and the Board may revoke or vary any such election or appointment at any time by resolution of the Board. Any such revocation or variation shall be without prejudice to any claim for damages that such person may have against the Company or the Company may have against such person for any breach of any contract of service between him or her and the Company which may be involved in such revocation or variation. If any such office or other position becomes vacant for any reason, the vacancy may be filled by the Board.
141.Except as provided in the Companies Act or these Articles, the powers and duties of any person elected or appointed to any office or executive or official position pursuant to Articles 138 and 139 shall be such as are determined from time to time by the Board.
142.Any officer may resign at any time by giving written notice to the Company. The resignation is effective without acceptance when the notice is given to the Company, unless a later effective date is specified in the notice.
143.The use of the word "officer" (or similar words) in the title of any executive or other position shall not be deemed to imply that the person holding such executive or other position is an "officer" of the Company within the meaning of the Companies Act.

PROCEEDINGS OF DIRECTORS

144.Except as otherwise provided by these Articles, the Directors shall meet together for the despatch of business, convening, adjourning and otherwise regulating their meetings and procedures as they think
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fit. Questions arising at any meeting shall be decided by a majority of votes of the Directors present at a meeting at which there is a quorum. Each Director shall have one vote.
145.Regular meetings of the Board may be held at such times and places as may be provided for in resolutions adopted by the Board. No additional notice of a regularly scheduled meeting of the Board shall be required.
146.A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors by at least 24 hours' notice (or if notice is mailed, at least 4 days’ notice) in writing to every Director, unless notice is waived by all the Directors either at, before or after the meeting is held and, provided further, if notice is given in person, by telephone, cable, telex, telecopy or email, the same shall be deemed to have been given on the day it is delivered to the Directors or transmitting organisation, as the case may be. The accidental omission to give notice of a meeting of the Directors to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings of that meeting. The presence of a Director at a meeting of the Directors shall be deemed to be a waiver of any failure to give due notice of such meeting unless such Director states that he or she is not waiving any such failure promptly following the calling to order of such meeting.
147.The quorum necessary for the transaction of the business of the Board shall be a majority of the Directors in office. If a quorum shall not be present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
148.The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the minimum number of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.
149.Any casual vacancy shall only be filled by decision of a majority of the Board then in office, provided that a quorum is present. Any Director elected to fill a vacancy shall hold office until the next election of directors and until his or her successor shall be elected. Any vacancy on the Board, including a vacancy that results from an increase in the number of Directors or from the death, resignation, retirement, disqualification or removal of a Director, shall be deemed a casual vacancy.
150.If no Chairperson is elected, or if at any meeting the Chairperson is not present within five (5) minutes after the time appointed for holding the same, the Directors present may choose one of their number to be the Chairperson of the meeting or proceed without a Chairperson of the meeting.
151.All acts done by any meeting of the Directors or of a committee of Directors shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director.
152.Members of the Board or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. Unless otherwise determined by the Directors, the meeting shall be deemed to be held at the place where the telephone call or similar communication was initiated.
153.A resolution or other document in writing (in electronic form or otherwise), signed (whether by electronic signature, advanced electronic signature or otherwise as approved by the Directors) by all the Directors entitled to receive notice of a meeting of Directors or of a committee of Directors, shall be as valid and effectual as if it had been passed at a meeting of Directors or (as the case may be) a committee of Directors duly convened and held and may consist of several documents in the like form each signed by one or more Directors, and such resolution or other document or documents when duly signed may
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be delivered or transmitted (unless the Directors shall otherwise determine either generally or in any specific case) by facsimile transmission, electronic mail or some other similar means of transmitting the content of documents.

RESIGNATION AND DISQUALIFICATION OF DIRECTORS

154.The office of a Director shall be vacated ipso facto:
154.1.on the death of a Director;
154.2.if he or she resigns his or her office, on the date on which notice of his or her resignation is delivered to the registered office or tendered at a meeting of the Board or on such later date as may be specified in such notice;
154.3.on him or her being prohibited by law from being a Director; or
154.4.on him or her ceasing to be a Director by virtue of any provision of the Companies Act.

APPOINTMENT, ROTATION, REMOVAL AND NOMINATION OF DIRECTORS

155.
155.1.No person shall be appointed a Director, unless nominated in accordance with the provisions of this Article 155. Nominations of persons for election to the Board at a general meeting may be made:
(a)by or at the direction of the Board or a committee thereof;
(b)with respect to election at a general meeting, by any Member who holds Ordinary Shares or other Shares carrying the general right to vote at general meetings of the Company, who is a Member at the time of the giving of the required notice provided for in these Articles and at the time of the relevant general meeting, and who has given timely and proper notice in writing to the Secretary in accordance with Article 155.3 through Article 155.9;
(c)with respect to election at an extraordinary general meeting requisitioned in accordance with section 178(3) of the Companies Act, by a Member or Members who hold Ordinary Shares or other Shares carrying the general right to vote at general meetings of the Company and who make such nomination in the written requisition of the extraordinary general meeting in accordance with these Articles, including Article 155.3 through Article 155.9, and the Companies Act relating to nominations of Directors and the proper bringing of special business before an extraordinary general meeting; and
(a)with respect to election at an annual general meeting, by any Member who is or who is acting on behalf of an Eligible Holder who meets the requirements of and complies with all applicable procedures set forth in Article 155.2.
(sub-clauses (b), (c) and (d), being the exclusive means for a Member or beneficial owner (in the case of sub-clause (d)) to make nominations of persons for election to the Board).
155.2.
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(a)General. Whenever the Board solicits proxies with respect to the election of Directors at an annual general meeting, subject to the provisions of this Article 155.2, the Company shall include in its notice of general meeting and proxy statement for such annual general meeting, in addition to any persons nominated for election by or at the direction of the Board (or any duly authorised committee thereof), the name, together with the Required Information (as defined below), of any person nominated for election to the Board (a "Member Nominee") by an Eligible Holder (as defined in Article 155.2(d)) who expressly elects at the time of providing the notice required by this Article 155.2 to have such nominee included in the Company's proxy materials pursuant to this Article 155.2. For purposes of this Article 155.2, the "Required Information" that the Company will include in its proxy statement is (i) the information provided to the Secretary of the Company concerning the Member Nominee and the Eligible Holder that is required to be disclosed in the Company's proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (ii) if the Eligible Holder so elects, a Supporting Statement (as defined in Article 155.2(h)). For the avoidance of doubt, nothing in this Article 155.2 shall limit the Company's ability to solicit against any Member Nominee or include in its proxy materials the Company's own statements or other information relating to any Eligible Holder or Member Nominee, including any information provided to the Company pursuant to this Article 155.2. Subject to the provisions of this Article 155.2, the name of any Member Nominee included in the Company's proxy statement for an annual general meeting shall also be set forth on the form of proxy distributed by the Company in connection with such annual general meeting and on any ballot distributed at such annual general meeting.
(b)Notice Period. In addition to any other applicable requirements, for a nomination to be made by an Eligible Holder pursuant to this Article 155.2, the Eligible Holder must have given timely and proper notice in writing (the "Notice of Proxy Access Nomination") to the Secretary in accordance with this Article 155.2. To be timely, the Notice of Proxy Access Nomination must be delivered to or mailed and received at the registered office of the Company not less than one-hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the anniversary of the date that the Company first distributed its proxy statement to Members for the preceding year's annual general meeting. In no event shall the adjournment or postponement of the annual general meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination pursuant to this Article 155.2.
(c)Permitted Number of Member Nominees. The maximum number of Member Nominees nominated by all Eligible Holders that will be included in the Company's proxy materials with respect to an annual general meeting shall not exceed twenty percent (20%) of the number of Directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Article 155.2 (the "Final Proxy Access Nomination Date") or, if such amount is not a whole number, the closest whole number below twenty percent (20%) (such number, as it may be adjusted pursuant to this Article 155.2(c)), the "Permitted Number"). In the event that one or more vacancies for any reason occurs on the Board after the Final Proxy Access Nomination Date but before the date of the annual general meeting and the Board resolves to reduce the size of the Board in connection therewith, the Permitted Number shall be calculated based on the number of Directors in office as so reduced. In addition, the Permitted Number shall be reduced by (i) the number of individuals who will be included in the Company's proxy materials as nominees recommended by the Board pursuant to an agreement, arrangement or other understanding with a beneficial owner, group of beneficial owners, Member or group of Members (other than any such agreement,
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arrangement or understanding entered into in connection with an acquisition of Shares from the Company by such beneficial owner, group of beneficial owners, Member or group of Members) and (ii) the number of Directors in office as of the Final Proxy Access Nomination Date who were included in the Company's proxy materials as Member Nominees for any of the two (2) preceding annual general meetings (including any persons counted as Member Nominees pursuant to the immediately succeeding sentence) and whom the Board decides to nominate for re-election to the Board. For purposes of determining when the Permitted Number has been reached, any individual nominated by an Eligible Holder for inclusion in the Company's proxy materials pursuant to this Article 155.2 whose nomination is subsequently withdrawn or whom the Board decides to nominate for election to the Board shall be counted as one of the Member Nominees. Any Eligible Holder submitting more than one Member Nominee for inclusion in the Company's proxy materials pursuant to this Article 155.2 shall rank such Member Nominees based on the order in which the Eligible Holder desires such Member Nominees to be selected for inclusion in the Company's proxy materials in the event that the total number of Member Nominees submitted by Eligible Holders pursuant to this Article 155.2 exceeds the Permitted Number. In the event that the number of Member Nominees submitted by Eligible Holders pursuant to this Article 155.2 exceeds the Permitted Number, the highest ranking Member Nominee who meets the requirements of this Article 155.2 from each Eligible Holder will be selected for inclusion in the Company's proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of Ordinary Shares or other Shares carrying the general right to vote at general meetings of the Company that each Eligible Holder disclosed as owned in its Notice of Proxy Access Nomination. If the Permitted Number is not reached after the highest ranking Member Nominee who meets the requirements of this Article 155.2 from each Eligible Holder has been selected, then the next highest ranking Member Nominee who meets the requirements of this Article 155.2 from each Eligible Holder will be selected for inclusion in the Company's proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. Notwithstanding anything to the contrary contained in this Article 155.2, the Company shall not be required to include any Member Nominees in its proxy materials pursuant to this Article 155.2 for any annual general meeting for which the Secretary receives notice (whether or not subsequently withdrawn) that a Member intends to nominate one or more persons for election to the Board pursuant to the advance notice requirements for Member nominees set forth in Articles 155.1(b), 155.3 and 155.4.
(d)Eligible Holder. An "Eligible Holder" is a Member or beneficial owner of Shares (each, a “Holder”) or group of no more than twenty (20) Holders (counting as one Holder, for this purpose, any two or more funds that are part of the same Qualifying Fund Group (as defined below)) that (i) has owned (as defined in Article 155.2(e)) continuously for at least three (3) years (the "Minimum Holding Period") a number of Ordinary Shares or other Shares carrying the general right to vote at general meetings of the Company that represents at least three percent (3%) of the voting power of the outstanding Ordinary Shares and other Shares carrying the general right to vote at general meetings of the Company as of the date the Notice of Proxy Access Nomination is received by the Secretary at the registered office of the Company in accordance with this Article 155.2 (the "Required Shares"), (ii) continues to own the Required Shares through the date of the annual general meeting and (iii) satisfies all other requirements of, and complies with all applicable procedures set forth in, this Article 155.2. A "Qualifying Fund Group" is a group of two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer or (C) a "group of investment companies" as such term is defined in Section 12(d)(1)(G)(ii) of the
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Investment Company Act of 1940 of the United States of America, as amended. Whenever the Eligible Holder consists of a group of Holders (including a group of funds that are part of the same Qualifying Fund Group), (1) each provision in this Article 155.2 that requires the Eligible Holder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each Holder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the Shares that each member has owned continuously for the Minimum Holding Period in order to meet the three percent (3%) ownership requirement of the "Required Shares" definition) and (2) a breach of any obligation, agreement or representation under this Article 155.2 by any member of such group shall be deemed a breach by the Eligible Holder. No person may be a member of more than one group of Holders constituting an Eligible Holder with respect to any annual general meeting.
(e)Definition of Ownership. For purposes of this Article 155.2, a Holder shall be deemed to "own" only those outstanding Ordinary Shares or other Shares carrying the general right to vote at general meetings of the Company as to which the Holder possesses both (i) the full voting and investment rights pertaining to the Shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such Shares; provided that the number of Shares calculated in accordance with clauses (i) and (ii) shall not include any Shares (A) sold by such Holder or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such Holder or any of its affiliates for any purposes or purchased by such Holder or any of its affiliates pursuant to an agreement to resell or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such Holder or any of its affiliates, whether any such instrument or agreement is to be settled with Shares or with cash based on the notional amount or value of outstanding Shares, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such Holder’s or its affiliates' full right to vote or direct the voting of any such Shares and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such Shares by such Holder or affiliate (any such instruments or agreements, as described in this clause (c), “Derivative Instruments”). A Holder’s ownership of Shares shall be deemed to continue during any period in which (i) the Holder has loaned such Shares, provided that the Holder has the power to recall such loaned Shares on five business days' notice and includes in the Notice of Proxy Access Nomination an agreement that it (A) will promptly recall such loaned Shares upon being notified that any of its Member Nominees will be included in the Company's proxy materials and (B) will continue to hold such recalled Shares through the date of the annual general meeting or (ii) the Holder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the Holder. The terms "owned," "owning" and other variations of the word "own" shall have correlative meanings. Whether outstanding Shares are "owned" for these purposes shall be determined by the Board (or any duly authorised committee thereof). For purposes of this Article 155.2, the term "affiliate" or "affiliates" shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.
(f)Form of Notice. To be in proper written form, the Notice of Proxy Access Nomination must set forth or be accompanied by the following:
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(i)a written statement by the Eligible Holder certifying as to the class, series and number of Shares it owns and has owned continuously for the Minimum Holding Period, and the Eligible Holder's agreement to provide (A) within five (5) business days following the later of the record date for the annual general meeting or the date notice of the record date is first publicly disclosed, a written statement by the Eligible Holder certifying as to the class, series and number of Shares it owns and has owned continuously through the record date and (B) immediate notice if the Eligible Holder ceases to own any of the Required Shares prior to the date of the annual general meeting;
(ii)one or more written statements from the registered holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is delivered to the Secretary, the Eligible Holder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Holder's agreement to provide, within five (5) business days following the later of the record date for the annual general meeting or the date notice of the record date is first publicly disclosed, one or more written statements from the registered holder and such intermediaries verifying the Eligible Holder's continuous ownership of the Required Shares through the record date;
(iii)a copy of the Schedule 14N that has been or is concurrently being filed with the United States Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;
(iv)the information that would be required to be set forth in a Member’s notice of a nomination pursuant to Article 155.4 (including each Member Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected);
(v)a representation that the Member Nominee (1) understands his or her duties as a Director under the Companies Act and agrees to act in accordance with those duties while serving as a Director, (2) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to any person as to how such Member Nominee, if elected as a Director of the Company, will act or vote as a Director on any issue or question to be decided by the Board or that otherwise relates to the Company or the Member Nominee's service on the Board, (3) is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person other than with the Company that has not been disclosed to the Company, including any agreement to indemnify such Member Nominee for obligations arising as a result of his or her service as a Director of the Company, and has not and will not receive any such compensation or other payment from any person other than the Company that has not been disclosed to the Company, in each case in connection with such nominee's nomination, service or action as a Director of the Company, (4) if elected as a Director of the Company, will comply with all applicable laws and the rules and listing standards of the principal United States securities exchanges upon which the Shares of the Company are listed or traded, and the Company's policies, guidelines and principles applicable to Directors, including, without limitation, the Company's principles of corporate governance, code of conduct, code of business conduct and ethics for Board of Directors, conflict of interest, confidentiality, Share ownership and trading policies and guidelines, and any other Company codes, policies and guidelines
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or any rules, regulations and listing standards, in each case as applicable to Directors and (5) will provide facts, statements and other information in all communications with the Company and its Members that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;
(vi)a written statement by the Eligible Holder describing whether and the extent to which any Derivative Instrument has been entered into by or on behalf of the Eligible Holder, or any affiliates of the Eligible Holder, with respect to Shares of the Company;
(vii)a representation that the Eligible Holder (A) will continue to hold the Required Shares through the date of the annual general meeting, (B) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Company, and does not presently have such intent, (C) has not nominated and will not nominate for election to the Board at the annual general meeting any person other than the Member Nominee(s) it is nominating pursuant to this Article 155.2, (D) has not engaged and will not engage in, and has not and will not be a "participant" in another person's, "solicitation" within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Director at the annual general meeting other than its Member Nominee(s) or a nominee of the Board, (E) has not distributed and will not distribute to any Member of the Company any form of proxy for the annual general meeting other than the form distributed by the Company, (F) has complied and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual general meeting and (G) has provided and will provide facts, statements and other information in all communications with the Company and its Members that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;
(viii)a statement indicating whether the Eligible Holder intends to continue to own the Required Shares for at least one year following the annual general meeting;
(ix)a statement indicating whether the Eligible Holder has, within the past three (3) years, nominated any nominee, through a proxy access regime or otherwise, for election as a director of a competitor to the Company, as defined in Section 8 of the Clayton Antitrust Act of 1914 of the United States of America, or currently intends to nominate any nominee as a director of a competitor to the Company within the current calendar year, including the names of such nominee and competitor to the Company and a description of the circumstances under which such nominee was or is to be nominated, if applicable;
(x)an undertaking that the Eligible Holder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Holder's communications with the Company’s Members or out of the information that the Eligible Holder provided to the Company, (B) indemnify and hold harmless the Company and each of its Directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Company or any of its Directors, officers or
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employees arising out of any nomination submitted by the Eligible Holder pursuant to this Article 155.2 or any solicitation or other activity in connection therewith and (C) file with the United States Securities and Exchange Commission any solicitation or other communication with the Company’s Members relating to the meeting at which its Member Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;
(xi)in the case of a nomination by a group of Holders together constituting an Eligible Holder, the designation by all group members of one member of the group that is authorised to receive communications, notices and inquiries from the Company and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Article 155.2 (including withdrawal of the nomination); and
(xii)in the case of a nomination by a group of Holders together constituting an Eligible Holder in which two or more funds that are part of the same Qualifying Fund Group are counted as one Holder for purposes of qualifying as an Eligible Holder, documentation reasonably satisfactory to the Company that demonstrates that the funds are part of the same Qualifying Fund Group.
(g)Additional Required Information. In addition to the information required pursuant to Article 155.2(f) or any other provision of these Articles, (i) the Company may require any proposed Member Nominee to furnish such other information as it may reasonably require, as provided in Article 155.6 and (ii) the Company may require the Eligible Holder to furnish any other information that may reasonably be requested by the Company to verify the Eligible Holder's continuous ownership of the Required Shares for the Minimum Holding Period.
(h)Supporting Statement. The Eligible Holder may, at its option, provide to the Secretary, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed five hundred (500) words, in support of its Member Nominee(s)' candidacy (a "Supporting Statement"). Only one Supporting Statement may be submitted by an Eligible Holder (including any group of Holders together constituting an Eligible Holder) in support of its Member Nominee(s). Notwithstanding anything to the contrary contained in this Article 155.2, the Company may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes would violate any applicable law, rule or regulation.
(i)Correction of Defects; Updates and Supplements. In the event that any information or communications provided by an Eligible Holder or a Member Nominee to the Company or its Members ceases to be true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Holder or Member Nominee, as the case may be, shall promptly notify the Secretary of any such defect in such previously provided information and of the information that is required to correct any such defect; it being understood that providing such notification shall not be deemed to cure any such defect or limit the remedies available to the Company relating to any such defect (including the right to omit a Member Nominee from its proxy materials pursuant to this Article 155.2). In addition, any person providing any information to the Company pursuant to this Article 155.2 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the annual general
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meeting, and such update and supplement shall be delivered to or mailed and received by the Secretary at the registered office of the Company not later than five (5) business days following the later of the record date or the date notice of the record date is first publicly disclosed.
(j)Member Nominee Eligibility. Notwithstanding anything to the contrary contained in this Article 155.2, the Company shall not be required to include in its proxy materials, pursuant to this Article 155.2, any Member Nominee (i) who would not be independent of management, who is not free of any relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment and/or who would not qualify as independent under the rules and listing standards of the principal United States securities exchanges upon which the Shares of the Company are listed or traded, any applicable rules of the U.S. Securities and Exchange Commission or any publicly disclosed standards used by the Board in determining and disclosing the independence of the Company’s directors, (ii) whose election as a member of the Board would cause the Company to be in violation of these Articles, the Memorandum, the rules and listing standards of the principal United States securities exchanges upon which the Shares of the Company are listed or traded, the Companies Act or any other applicable law, rule or regulation, (iii) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914 of the United States of America, (iv) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (v) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933 of the United States of America, as amended, (vi) whose then-current or within the preceding ten (10) years' business or personal interests place such Member Nominee in a conflict of interest with the Company or any of its subsidiaries that would cause such Member Nominee to violate any fiduciary duties of directors established pursuant to the Companies Act, including but not limited to, the duty to act in good faith in the best interests of the Company and the duty to exercise care, skill and diligence, as determined by the Board or (vii) who shall have provided any information to the Company or its Members that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading.
(k)Invalid Nominations. Notwithstanding anything to the contrary set forth herein, if (i) a Member Nominee and/or the applicable Eligible Holder breaches any of its agreements or representations or fails to comply with any of its obligations under this Article 155.2 or (ii) a Member Nominee otherwise becomes ineligible for inclusion in the Company's proxy materials pursuant to this Article 155.2 or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual general meeting, in each case as determined by the Board (or any duly authorised committee thereof) or the Chairperson of the annual general meeting, (A) the Company may omit or, to the extent feasible, remove the information concerning such Member Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its Members that such Member Nominee will not be eligible for election at the annual general meeting, (B) the Company shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Holder or any other Eligible Holder and (C) the Board (or any duly authorised committee thereof) or the Chairperson of the annual general meeting shall declare such nomination to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Company. In addition, if the Eligible Holder (or a qualified representative thereof) does not appear at the annual general meeting to
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present any nomination pursuant to this Article 155.2, such nomination shall be declared invalid and disregarded as provided in clause (C) above.
(l)Restrictions on Re-Nominations. Any Member Nominee who is included in the Company's proxy materials for a particular annual general meeting but either (i) withdraws from or becomes ineligible or unavailable for election at the annual general meeting, or (ii) does not receive at least twenty-five percent (25%) of the votes cast in favour of such Member Nominee's election, will be ineligible to be a Member Nominee pursuant to this Article 155.2 for the next two (2) annual general meetings. For the avoidance of doubt, the immediately preceding sentence shall not prevent any Member from nominating any person to the Board pursuant to and in accordance with Articles 155.1(b), 155.1(c), 155.3 and 155.4.
(m)Exclusive Method. This Article 155.2 provides the exclusive method for a Member or beneficial owner of Shares to include nominees for election to the Board in the Company's proxy materials.
155.3.To be timely, a Member’s notice for nomination(s) of person(s) for election pursuant to Article 155.1(b) must comply with the requirements of Article 93.2.
155.4.To be in proper written form, a Member or Beneficial Owner’s notice for nomination(s) of person(s) for election pursuant to Article 155.1(b), or in the case of nomination(s) of person(s) for election pursuant to Article 155.1(c), a Member’s written requisition of the extraordinary general meeting, must, in addition to any other applicable requirements, set forth:
(a)as to each person whom the Member or Beneficial Owner proposes to nominate for election or re-election as a Director:
(i)the name, age, business address and resident address;
(ii)the principal occupation or employment;
(iii)the class and number of Shares of capital stock of the company which are owned of record and beneficially (if any);
(iv)a written statement executed by each such nominee acknowledging that such person (1) has read and agrees to adhere to the Company’s Principles of Corporate Governance, Code of Conduct and any other of the Company’s policies or guidelines applicable to directors, including with regard to securities trading, (2) is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any nomination or other business proposal, issue or question that has not been disclosed to the Company or could interfere with such person’s fiduciary duties under applicable law, and (3) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with such person’s nomination for director or service as director that has not been disclosed to the Company;
(v)a description of any agreement, arrangement, or understanding (including any a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned Shares) that has been entered into as of the date of the
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proposing Member or Beneficial Owner’s notice by, or on behalf of, the nominee, whether or not such instrument or right shall be subject to settlement in underlying Shares, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the nominee with respect to Shares of the Company; and
(vi)all other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A of the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected).
(b)as to each member of such Nominating Group submitting the notice and, if the notice is delivered on behalf of one or more Beneficial Owners, as to such Beneficial Owners:
(i)the name and address of the Member as they appear on the Register; and, if different, the current name and address of the Member, and the name and address of any Member Associate;
(ii)if the notice is delivered on behalf of a Beneficial Owner, the name and address of such Beneficial Owner and the name and address of any Member Associate of such Beneficial Owner;
(iii)a representation that the Member is a holder of record of securities of the Company entitled to vote at the meeting and intends to remain so through the date of the meeting and that the Member or a qualified representative intends to appear in person at the meeting to present the proposed nominee(s) for election;
(iv)the class, series and number of securities of the Company that are owned of record or beneficially by such Member, and if applicable, by such Beneficial Owner and by each Member Associate of such Member or Beneficial Owner as of the date of the Member’s notice;
(v)a description of any derivative positions related to any class or series of securities of the Company owned of record or beneficially by the Member or the Beneficial Owner and by any Member Associate, including a description of whether and the extent to which any hedging, swap or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of securities) has been made, the effect or intent of which is to mitigate loss or benefit from, or manage risk or benefit from any share price changes for, or to provide a right or obligation to acquire or dispose of, any class or series of the Company’s securities for, or to maintain, increase or decrease the voting power of, the Member or the Beneficial Owner, and of any Member Associate with respect to any securities of the Company;
(vi)a description of all agreements, arrangements and understandings, including all direct and indirect compensation or other material monetary agreements during the past three years, between or among any Member giving the notice, any Beneficial Owner on whose behalf the notice is given, and any Member Associate, on the one hand, the nominee(s) and any other person (including their names), on the other hand, pertaining to the nomination(s) or other business proposed to be brought before the meeting;
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(vii)a description of any proxy, contract, arrangement, understanding or relationship between or among the Member giving the notice, the Beneficial Owner on whose behalf the notice is given, any Member Associate and any other person, including without limitation any legal, financial and/or compensatory agreements and any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable) or pursuant to which any of these persons has a right to vote any Shares of the Company;
(viii)a representation that after the date of the notice, the Nominating Group (and Beneficial Owners, as applicable) will update the notice and any other information provided to the Company, in accordance with Article 155.5 and 155.6; and
(ix)such Member’s and Beneficial Owner’s written consent to the public disclosure of information provided to the Company pursuant to this Article 155.4.
(c)
(d)a representation as to whether or not the Member (or each Member of such Nominating Group) giving notice, the Beneficial Owner on whose behalf the Member is giving notice and any Member Associate intends, or intends to be part of a group that intends: (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s issued Shares carrying voting rights required to elect the nominee(s) or to comply with any requirements of the rules and regulations of the United States Securities and Exchange Commission applicable to such nomination(s), including Rule 14a-19 under the Exchange Act; and/or (2) otherwise to solicit proxies from Members in support of the nominee(s).
155.5.The Nominating Group will update its notice and any other information provided to the Company so that the information provided or required to be provided in such notice is true and correct as of the record date for Members entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment, postponement, or rescheduling thereof, and such update shall be delivered in writing to the Secretary at the principal executive offices of the Company not later than the close of business ten (10) days after such record date (in the case of the update required to be made as of such record date), and not later than the close of business eight (8) business days prior to the date for the meeting or, if practicable, any adjournment, postponement, or rescheduling thereof (or, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned, postponed, or rescheduled) (in the case of the update required to be made as of ten (10) business days prior to the meeting or any adjournment, postponement, or rescheduling thereof). Additionally, the Member will provide written notice to the Secretary as soon as practicable following a change in the number of securities of the Company held as described in response to Article 155.4(b) that equals 1% or more of the then-issued shares of the Company, and/or entry, termination, amendment or modification of the agreements, arrangements or understandings described in response to Article 155.4(b) that results in a change that equals 1% or more of the then-issued Shares of the Company or in the economic interests underlying these agreements, arrangements or understandings. The Member shall also update its notice so that the information required by Article 155.4(b) is current through the date of the meeting or any adjournment, postponement, or rescheduling thereof, and such update shall be delivered in writing to the Secretary at the principal executive offices of the Company no later than two (2) business days after the occurrence of any material change to the information previously disclosed pursuant to Article 155.4(b). For the avoidance of doubt, any information provided pursuant to this Article 155.5 shall not be deemed to cure any deficiencies in any notice
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provided by a Member or Nominating Group, extend any applicable deadlines under Article 155.3, or enable or be deemed to permit a Member or Nominating Group to amend a nomination, including by changing or adding nominees. If a Member or Nominating Group fails to provide any written update in accordance with this Article 155.5, the information as to which such written update relates may be deemed not to have been provided in accordance with these Articles.
155.6.The Company shall include any person(s) properly nominated pursuant to the provisions of Article 155.1(b) or (c) in the Company’s proxy card(s) for the applicable meeting pursuant to the requirements of Rule 14a-19 under the Exchange Act, subject to the following requirements:
(a)the Member or Beneficial Holder shall provide the Company with a written representation (i) stating that the Nominating Group will solicit proxies from the holders of Shares representing at least 67% of the voting power of the Shares entitled to vote on the election of directors and otherwise comply with the requirements of Rule 14a-19, and (ii) identifying any other proposals that the Nominating Group will submit for the meeting in accordance with the requirements of Article 93;
(b)the Nominating Group will, promptly after soliciting the holders of the Company’s Shares referred to in subparagraph (a) of this Article 155.6, and in any event not later than the close of eight (8) business days prior to the date of the meeting (or any adjournment, postponement or rescheduling thereof) provide the Company with reasonable documentary evidence (as determined by the Chairperson of the meeting using reasonable discretion) specifically demonstrating that the Nominating Group complied with the requirements of Article 155.6(a);
(c)the Nominating Group will promptly provide written notice to the Company if it withdraws any nominee, or ceases or plans to cease solicitation of proxies in accordance with subparagraph (a) of this Article 155.6;
(d)each nominee submitted by the Nominating Group shall submit to the Company a written consent to be named in any proxy statement and associated proxy card for the applicable meeting; and
(e)the Nominating Group will otherwise satisfy all requirements of Rule 14a-19 and Irish law. Unless otherwise required by law, if any Nominating Group (1) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (2) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, then the Company shall disregard any proxies or votes solicited for the nominees of such Nominating Group.
155.7.The Company may require any proposed nominee to furnish such other information as it may reasonably require, including the completion of any questionnaires, to determine the eligibility of such proposed nominee to serve as a Director of the Company and the impact that such service would have on the ability of the Company to satisfy the requirements of laws, rules, regulations and listing standards applicable to the Company or its Directors. The proposed nominee shall provide such additional information within ten (10) days after it has been requested by the Company.
155.8.Except as otherwise provided by these Articles, the Chairperson of the meeting shall determine whether a nomination was made in accordance with the procedures prescribed by these Articles, and if he or she should so determine, he or she shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.
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155.9.Any Member, Beneficial Owner, or Nominating Group directly or indirectly soliciting proxies from other Members must use a proxy card colour other than white, which shall be reserved for the exclusive use by the Board of Directors.
156.The number of nominees a Member or Beneficial Owner may nominate for election at an annual meeting shall not exceed the number of directors to be elected by shareholders generally at such annual meeting. If at any meeting of Members resolutions are passed in respect of the election or re-election (as the case may be) of Directors which would result in the maximum number of Directors fixed from time to time by the Board being exceeded, then those Director(s), in such number as exceeds such maximum fixed number, receiving at that meeting the lowest number of votes in favour of election or re-election (as the case may be) shall, notwithstanding the passing of any resolution in their favour, not be elected or re-elected (as the case may be) to the Board; provided, that this Article shall not limit the rights of holders of any class or series of Shares then in issue having special rights to nominate or appoint Directors in accordance with the terms of issue of such class or series; provided, further, that nothing in this Article 156 will require or result in the removal of a Director whose election or re-election to the Board was not voted on at such meeting.
157.The Company may from time to time by Special Resolution increase or reduce the maximum or minimum number of Directors. No reduction in the maximum number of Directors shall have the effect of removing any Director prior to the expiration of his or her term of office.
158.At every annual general meeting of the Company, all of the Directors shall retire from office unless re-elected by Ordinary Resolution at the annual general meeting. A Director retiring at a meeting shall retain office until the close of that meeting (including any adjournment thereof).
159.Every Director shall be eligible to stand for re-election at an annual general meeting.
160.The Company may, by Ordinary Resolution, of which notice has been given in accordance with section 146 of the Companies Act, remove any Director before the expiration of his or her period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him or her and the Company.
161.The Company may, by Ordinary Resolution, appoint another person in place of a Director removed from office under Article 160.
162.Notwithstanding any other provision of these Articles, the Directors may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an additional Director, provided that the appointment does not cause the number of Directors to exceed the number fixed by or in accordance with these Articles as the maximum number of Directors. A Director so appointed shall hold office until the next election of directors and until his or her successor shall be elected.

SECRETARY

163.The Secretary shall be appointed by the Board at such remuneration (if any) and on such terms as the Board sees fit and any Secretary so appointed may be removed by the Board at any time.
164.The duties of the Secretary shall be those prescribed by the Companies Act, together with such other duties as shall from time to time be prescribed by the Board, and in any case, shall include the making and keeping of records of the votes, doings and proceedings of all meetings of the Members and the Board of the Company, and committees, and the authentication of records of the Company.
165.A provision of the Companies Act or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

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SEAL

166.The Company may, if the Board so determines, have a Seal (including any official seals kept pursuant to the Companies Act) which shall only be used by the authority of the Board or of a committee of the Board authorised by the Board in that regard and every instrument to which the Seal has been affixed shall be signed by any person who shall be either a Director or the Secretary or some other person authorised by the Board, either generally or specifically, for the purpose.
167.The Company may have for use in any place or places outside Ireland a duplicate Seal or Seals, each of which shall be a duplicate of the Seal of the Company, except, in the case of a seal for use in sealing documents creating or evidencing securities issued by the Company, for the addition on its face of the word "Securities" and, if the Board so determines, with the addition on its face of the name of every place where it is to be used.

DIVIDENDS, DISTRIBUTIONS AND RESERVES

168.The Company in general meeting may declare dividends, but no dividends shall exceed the amount recommended by the Board. Any general meeting declaring a dividend and any resolution of the Directors declaring an interim dividend may direct payment of such dividend or interim dividend wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures or debenture stocks of any other company or in any one or more of such ways, and the Board shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Board may settle the same as they think expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed, in order to adjust the rights of all the parties, and may vest any such specific assets in trustees as may seem expedient to the Board.
169.Subject to the Companies Act, the Board may from time to time declare dividends (including interim dividends) and distributions on Shares outstanding and authorise payment of the same out of the funds of the Company lawfully available therefore and in any currency chosen at its discretion.
170.The Board may, before declaring any dividends or distributions, set aside such sums as it thinks proper as a reserve or reserves which shall, as directed by the Board, be applicable for any purpose of the Company and pending such application may, as directed by the Board, be employed in the business of the Company. The Directors may also, without placing the same to reserve, carry forward any profits which they may think it prudent not to dividend.
171.No dividend, interim dividend or distribution shall be paid otherwise than in accordance with the provisions of section 117 of the Companies Act.
172.Subject to the rights of persons, if any, entitled to Shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of Shares, they shall be declared and paid according to the amounts paid or credited as paid on the Shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles.
173.The Directors may deduct from any dividend payable to any Member all sums of money (if any) immediately payable by him or her to the Company in relation to his or her Shares.
174.Any dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by cheque or warrant sent through the post, or sent by any electronic or other means of payment, directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant, electronic or other payment shall be made payable to the order of the person to whom it is sent and payment of the cheque or warrant shall be a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any
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dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders. Any such dividend or other distribution may also be paid by any other method (including payment in a currency other than US$, electronic funds transfer, direct debit, bank transfer or by means of a relevant system) which the Directors consider appropriate and any Member who elects for such method of payment shall be deemed to have accepted all of the risks inherent therein. The debiting of the Company's account in respect of the relevant amount shall be evidence of good discharge of the Company's obligations in respect of any payment made by any such methods.
175.No dividend or distribution shall bear interest against the Company.
176.If the Directors so resolve, subject to applicable law, any dividend which has remained unclaimed for twelve (12) years from the date of its declaration shall be forfeited and cease to remain owing by the Company. The payment by the Directors of any unclaimed dividend or other monies payable in respect of a Share into a separate account shall not constitute the Company a trustee in respect thereof.

CAPITALISATION

177.Without prejudice to any powers conferred on the Directors as aforesaid, and subject to the Board's authority to issue and allot Shares pursuant to these Articles and the Companies Act, the Board may:
177.1.resolve to capitalise any of the Company’s profits available for distribution and/or any amount standing to the credit of any of the Company’s other reserves, reserves accounts or funds, by whatever name called (including, without limitation, a share premium account, undenominated capital account, capital redemption reserve, any amount representing unrealised revaluation reserves, merger reserves and any amount standing to the credit of the profit and loss account), whether or not available for distribution;
177.2.appropriate the sum resolved to be capitalised to the Members or any class of Members on the record date specified in the relevant board resolution who would have been entitled to it if it were distributed by way of dividend in proportion to the nominal amount of Shares held by them respectively and apply that sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any Shares held by them respectively, or  paying up in full unissued Shares or debentures of a nominal value or a nominal value plus share premium as the case may be equal to the sum capitalised, and allot the Shares or debentures, credited as fully paid, to the Members or any class of Members (or as the Board may direct) in those proportions, or partly in one way and partly in the other, but the share premium account, undenominated capital account, the capital redemption reserve, any revaluation reserves, any merger reserve and profits that are not available for distribution may, for the purposes of this Article 177, only be applied in paying up in full unissued Shares to be allotted to Members or any class of Members of a nominal amount or a nominal amount plus share premium equal to the sum capitalised;
177.3.make any arrangements it thinks fit to resolve a difficulty arising in the distribution of a capitalised reserve, including where Shares or debentures become distributable in fractions, the Board may deal with the fractions as it thinks fit;
177.4.authorise a person to enter (on behalf of all the Members or Members of any class concerned) into an agreement with the Company providing for the allotment to the Members or Members of any class respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalisation and any such agreement made under this authority being effective and binding on all those Members; and
177.5.generally do all acts and things required to give effect to the foregoing.
177.6.Any such capitalisation will not require approval or ratification by the Members of the Company.

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ACCOUNTS

178.The Board shall, in accordance with Chapter 2 of Part 6 of the Companies Act, cause to be kept adequate accounting records, whether in the form of documents, electronic form or otherwise, that:
178.1.correctly record and explain the transactions of the Company;
178.2.will at any time enable the financial position of the Company to be determined with reasonable accuracy;
178.3.will enable the Board to ensure that any financial statements of the Company comply with the requirements of the Companies Act;
178.4.will record all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company; and
178.5.will enable the financial statements of the Company to be readily and properly audited.
179.Accounting records shall be kept on a continuous and consistent basis and entries therein shall be made in a timely manner and be consistent from year to year. The Company may send by post, electronic mail or any other means of electronic communication a summary financial statement to its Members or persons nominated by any Member. The Company may meet, but shall be under no obligation to meet, any request from any of its Members to be sent additional copies of its full report and accounts or summary financial statement or other communications with its Members.
180.The accounting records shall be kept at the registered office of the Company or, subject to the provisions of the Companies Act, at such other place as the Directors think fit and shall be open at all reasonable times to the inspection of the Directors.
181.Accounting records shall not be deemed to be kept as required by Articles 178 to 180 if there are not kept such accounting records as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.
182.In accordance with the provisions of the Companies Act, the Board may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.
183.A copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the annual general meeting of the Company together with a copy of the Directors' report and Auditors' report shall be sent by post, electronic mail or any other means of communication (electronic or otherwise), not less than twenty-one (21) clear days before the date of the annual general meeting, to every person entitled under the provisions of the Companies Act to receive them; provided that in the case of those documents sent by electronic mail or any other means of electronic communication, such documents shall be sent with the consent of the recipient, to the Address of the recipient notified to the Company by the recipient for such purposes.

AUDIT

184.Auditors shall be appointed and their duties regulated in accordance with Part 6, Chapter 18 of the Companies Act or any statutory amendment thereof, any other applicable law and such requirements not inconsistent with the Companies Act as the Board may from time to time determine.

MERGER MECHANISM
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185.Pursuant to the terms of the Merger, at the time the Merger becomes effective (the “Merger Effective Time”), MergerSub shall deposit (or cause to be deposited) with the exchange agent (the “Exchange Agent”), (A) certificates or, at the Company’s option, evidence of shares in book entry form, representing the aggregate number of Ordinary Shares of US$0.0001 each in the capital of the Company (the “Company Shares”) that the holders of Medtronic common stock ("Medtronic Shareholders") have the right to receive pursuant to the Merger, and (B) the aggregate amount payable in lieu of any fractions of Shares in the Company that such Medtronic Shareholder has the right to receive pursuant to the Merger. All Shares and cash deposited with the Exchange Agent pursuant to the preceding sentence shall hereinafter be referred to as the “Medtronic Exchange Fund”. As soon as reasonably practicable after the Merger Effective Time and in any event within five business days after the Merger Effective Time, the Company shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates, which immediately prior to the Merger Effective Time represented outstanding Medtronic Shares (the “Medtronic Certificates”); and to each holder of record of non-certificated outstanding Medtronic Shares represented by book entry (the “Medtronic Book Entry Shares”), which at the Merger Effective Time were converted into the right to receive, for each such Medtronic Share, one Company Share (the “Merger Consideration”):
185.1.a letter of transmittal which shall specify that delivery shall be effected, and that risk of loss and title to the Medtronic Certificates shall pass, only upon delivery of the Medtronic Certificates to the Exchange Agent or, in the case of the Medtronic Book Entry Shares, upon adherence to the procedures set forth in the letter of transmittal; and
185.2.instructions for use in effecting the surrender of the Medtronic Certificates and the Medtronic Book Entry Shares (as applicable), in exchange for payment of the Merger Consideration therefor.
186.Upon surrender of Medtronic Certificates and/or Medtronic Book Entry Shares (as applicable) for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Medtronic Certificates or Medtronic Book Entry Shares (as applicable) shall be entitled to receive in exchange therefore (i) that number of Company Shares into which such holder’s Medtronic shares represented by such holder’s properly surrendered Medtronic Certificates or Medtronic Book Entry Shares (as applicable) were converted pursuant to the Merger, and the Medtronic Certificates or Medtronic Book Entry Shares (as applicable) so surrendered shall forthwith be cancelled, and (ii) a cheque in an amount of United States dollars equal to any cash dividends or other distributions that such holder has a right to receive and the amount of any cash payable in lieu of any fractions of Shares in the Company that such holder has the right to receive pursuant to the Merger. In the event of transfers of ownership of shares of Medtronic common stock which are not registered in the transfer records of Medtronic, the proper number of Company Shares may be transferred to a person other than the person in whose name the Medtronic Certificate or the Medtronic Book Entry Shares (as applicable) so surrendered is registered, if such Medtronic Certificate or the Medtronic Book Entry Shares (as applicable) shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such transfer shall pay any transfer or other taxes required by reason of the transfer of Company Shares to a person other than the registered holder of such Medtronic Certificate or Medtronic Book Entry Shares (as applicable) or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Any portion of the Medtronic Exchange Fund which has not been transferred to the holders of the Medtronic Certificates or the Medtronic Book Entry Shares (as applicable) as of the six-month anniversary of the Merger Effective Time shall be delivered to the Company or its designee, upon demand. Any holder of Medtronic Certificates or Medtronic Book Entry Shares (as applicable) who has not complied with the applicable exchange procedures or duly completed and validly executed the applicable documents necessary to receive the Merger Consideration prior to the six-month anniversary of the Merger Effective Time shall thereafter look only to the Company for payment of such holder’s claim for the Merger Consideration (subject to abandoned property, escheat or other similar applicable laws).
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NOTICES

187.Any notice to be given, served, sent or delivered pursuant to these Articles shall be in writing (whether in electronic form or otherwise).
187.1.A notice or document to be given, served, sent or delivered in pursuance of these Articles, and the annual report of the Company, may be given to, served on or delivered to any Director, Member or committee member by the Company:
(a)by handing same to their authorised agent;
(b)by delivering same to their registered address;
(c)by sending same by the post in a pre-paid cover addressed to their registered address; or
(d)by sending, with the consent of the Director, Member or committee member to the extent required by law, same by means of electronic mail or other means of electronic communication approved by the Directors or the Secretary (or such other person as may be nominated by the Secretary for this purpose), to the Address of the Director, Member or committee member notified to the Company by the Director, Member or committee member for such purpose (or if not so notified, then to the Address of the Director, Member or committee member last known to the Company). A notice or document may be sent by electronic means to the fullest extent permitted by the Companies Act.
187.2.For the purposes of these Articles and the Companies Act, a document, including the Company's financial statements and the directors' and auditor's reports thereon, shall be deemed to have been sent to a Director, Member or committee member if a notice is given, served, sent or delivered to the Director, Member or committee member and the notice specifies the website or hotlink or other electronic link at or through which the Director, Member or committee member may obtain a copy of the relevant document.
187.3.Where a notice or document is given, served or delivered pursuant to sub-paragraph 187.1(a) or 187.1(b) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the time the same was handed to the Director, Member or committee member or his or her authorised agent, or left at his or her registered Address (as the case may be).
187.4.Where a notice or document is given, served or delivered pursuant to sub-paragraph 187.1(c) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of twenty-four (24) hours after the cover containing it was posted. In proving service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.
187.5.Where a notice or document is given, served or delivered pursuant to sub-paragraph 187.1(d) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of forty-eight (48) hours after despatch.
187.6.Every legal personal representative, committee, receiver, curator bonis or other legal curator, assignee in bankruptcy, examiner or liquidator of a Member shall be bound by a notice given as aforesaid if sent to the last registered Address of such Member, or, in the event of notice given or delivered pursuant to sub-paragraph 187.1(d), if sent to the Address notified by the Company by the Member for such purpose notwithstanding that the Company may have notice of the death, lunacy, bankruptcy, liquidation or disability of such Member.
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187.7.Notwithstanding anything contained in this Article to the contrary, the Company shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction.
187.8.Any requirement in these Articles for the consent of a Member in regard to the receipt by such Member of electronic mail or other means of electronic communications approved by the Directors, including the receipt of the Company's annual report, statutory financial statements and the Directors' and auditor's reports thereon, shall be deemed to have been satisfied where the Company has written to the Member informing him or her of its intention to use electronic communications for such purposes and the Member has not, within four (4) weeks of the issue of such notice, served an objection in writing on the Company to such proposal. Where a Member has given, or is deemed to have given, his/her consent to the receipt by such Member of electronic mail or other means of electronic communications approved by the Directors, she/he may revoke such consent at any time by requesting the Company to communicate with him or her in documented form; provided, however, that such revocation shall not take effect until five (5) days after written notice of the revocation is received by the Company. No such consent shall be necessary, and to the extent it is necessary, such consent shall be deemed to have been given, if electronic communications are permitted to be used under the rules and regulations of the United States Securities and Exchange Commission or any Exchange on which the Shares or other securities of the Company are listed.
187.9.Without prejudice to the provisions of sub-paragraphs 187.1(a) and 187.1(b) of this Article, if at any time by reason of the suspension or curtailment of postal services in any territory, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a public announcement (as defined below) and such notice shall be deemed to have been duly served on all Members entitled thereto at noon (New York time) on the day on which the said public announcement is made. In any such case the Company shall put a full copy of the notice of the general meeting on its website. A "public announcement" shall mean disclosure in a press release reported by a financial news service or in a document publicly filed by the Company with the United States Securities and Exchange Commission pursuant to sections 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
188.Notice may be given by the Company to the joint holders of a Share by giving the notice to the joint holder whose name stands first in the Register in respect of the Share and notice so given shall be sufficient notice to all the joint holders.
189.
189.1.Every person who becomes entitled to a Share shall, before his or her name is entered in the Register in respect of the Share, be bound by any notice in respect of that Share which has been duly given to a person from whom he or she derives his or her title.
189.2.A notice may be given by the Company to the persons entitled to a Share in consequence of the death or bankruptcy of a Member by sending or delivering it, in any manner authorised by these Articles for the giving of notice to a Member, addressed to them at the address, if any, supplied by them for that purpose. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.
190.The signature (whether electronic signature, an advanced electronic signature or otherwise) to any notice to be given by the Company may be written (in electronic form or otherwise) or printed.
191.A Member present, either in person or by proxy, at any meeting of the Company or the holders of any class of Shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.
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UNTRACED HOLDERS
192.
192.1.Subject to applicable law, the Company shall be entitled to sell, at the best price reasonably obtainable, any Share or stock of a Member or any Share or stock to which a person is entitled by transmission if and provided that:
(a)for a period of twelve (12) years (not less than three (3) dividends having been declared and paid) no cheque or warrant sent by the Company through the post in a prepaid letter addressed to the Member or to the person entitled by transmission to the Share or stock at his or her address on the Register or other than the last known address given by the Member or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the Member or the person entitled by transmission; and
(b)at the expiration of the said period of twelve (12) years, the Company has given notice by advertisement in a leading newspaper circulating in the area in which the address referred to in paragraph (a) of this Article is located of its intention to sell such Share or stock; and
(c)the Company has not during the further period of three (3) months after the date of the advertisement and prior to the exercise of the power of sale received any communication from the Member or person entitled by transmission.
192.2.To give effect to any such sale, the Company may appoint any person to execute as transferor an instrument of transfer of such Share or stock and such instrument of transfer shall be as effective as if it had been executed by the Member or person entitled by transmission to such Share or stock. The Company shall account to the Member or other person entitled to such Share or stock for the net proceeds of such sale by carrying all monies in respect thereof to a separate account which shall be a permanent debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such Member or other person. Monies carried to such separate account may either be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit.
192.3.To the extent necessary in order to comply with any laws or regulations to which the Company is subject in relation to escheatment, abandonment of property or other similar or analogous laws or regulations (“Applicable Escheatment Laws”), the Company may deal with any Share of any Member and any unclaimed cash payments relating to such Share in any manner which it sees fit, including transferring or selling such Share and transferring to third parties any unclaimed cash payments relating to such Share.
192.4.The Company may only exercise the powers granted to it in paragraph 192.1 above in circumstances where it has complied with, or procured compliance with, the required procedures (as set out in the Applicable Escheatment Laws) with respect to attempting to identify and locate the relevant member of the Company.
192.5.Any stock transfer form to be executed by the Company in order to sell or transfer a Share pursuant to paragraph 192.1 may be executed in accordance with Article 31.1.

DESTRUCTION OF DOCUMENTS

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193.Subject to applicable law, the Company may destroy:
193.1.any dividend mandate or any variation or cancellation thereof or any notification of change of name or address, at any time after the expiry of two (2) years from the date such mandate variation, cancellation or notification was recorded by the Company;
193.2.any instrument of transfer of Shares which has been registered, at any time after the expiry of six (6) years from the date of registration; and
193.3.any other document on the basis of which any entry in the Register was made, at any time after the expiry of six (6) years from the date an entry in the Register was first made in respect of it;
193.4.and it shall be presumed conclusively in favour of the Company that every share certificate (if any) so destroyed was a valid certificate duly and properly sealed and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company provided always that:
(a)    the foregoing provisions of this Article shall apply only to the destruction of a document in good faith and without express notice to the Company (by a Member or a court) that the preservation of such document was relevant to a claim;
(b)    nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (a) above are not fulfilled; and
(c)    references in this Article to the destruction of any document include references to its disposal in any manner.
WINDING UP

194.If the Company shall be wound up and the assets available for distribution among the Members as such shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the capital paid up or credited as paid up at the commencement of the winding up on the Shares held by them respectively. And if in a winding up the assets available for distribution among the Members shall be more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the winding up, the excess shall be distributed among the Members in proportion to the capital at the commencement of the winding up paid up or credited as paid up on the said Shares held by them respectively. Provided that this Article shall not affect the rights of the Members holding Shares issued upon special terms and conditions.
194.1.In case of a sale by the liquidator under section 601 of the Companies Act, the liquidator may by the contract of sale agree so as to bind all the Members, for the allotment to the Members directly, of the proceeds of sale in proportion to their respective interests in the Company and may further, by the contract, limit a time at the expiration of which obligations or Shares not accepted or required to be sold shall be deemed to have been irrevocably refused and be at the disposal of the Company, but so that nothing herein contained shall be taken to diminish, prejudice or affect the rights of dissenting Members conferred by the said section.
194.2.The power of sale of the liquidator shall include a power to sell wholly or partially for debentures, debenture stock, or other obligations of another company, either then already constituted or about to be constituted for the purpose of carrying out the sale.
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195.If the Company is wound up, the liquidator, with the sanction of a Special Resolution and any other sanction required by the Companies Act, may divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not), and, for such purpose, may value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator, with the like sanction, may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as, with the like sanction, he or she determines, but so that no Member shall be compelled to accept any assets upon which there is a liability.

INDEMNITY
196.
196.1.Subject to the provisions of, and so far as may be permitted by, the Companies Act, every Director and Secretary shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto, or in his or her capacity as an officer, including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as a director, an officer or employee of the Company and in which judgement is given in his or her favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.
196.2.As far as permissible under the Companies Act, the Company shall indemnify any current or former executive or officer of the Company (excluding any Director or Secretary) or any person who is serving or has served at the request of the Company as a director, executive, officer or trustee of another company against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Company, to which he or she was, is, or is threatened to be, made a party by reason of the fact that he or she is or was such a director, executive, officer or trustee, provided always that the indemnity contained in this Article 196.2 shall not extend to any matter which would render it void pursuant to the Companies Act.
196.3.In the case of any threatened, pending or completed action, suit or proceeding by or in the right of the Company, the Company shall indemnify, to the fullest extent permitted by the Companies Act, each person indicated in Article 196.2 against expenses, including attorneys’ fees actually and reasonably incurred in connection with the defence or the settlement thereof, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to the Company unless and only to the extent that the Court or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court shall deem proper.
196.4.As far as permissible under the Companies Act, expenses, including attorneys’ fees, incurred in defending any action, suit or proceeding referred to in this Article shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of a written affirmation by or on behalf of the Director, executive, officer or trustee, or other indemnitee of a good faith belief that the criteria for indemnification have been satisfied and a written undertaking to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorised by these Articles.
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196.5.It being the policy of the Company that indemnification of the persons specified in this Article shall be made to the fullest extent permitted by law, the indemnification provided by this Article shall not be deemed exclusive (a) of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Memorandum, Articles, any agreement, any insurance purchased by the Company, any vote of Members or disinterested Directors, or pursuant to the direction (however embodied) of any court of competent jurisdiction, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, (b) of the power of the Company or any of its subsidiaries to indemnify any person who is or was an employee or agent of the Company or of another company, joint venture, trust or other enterprise which he or she is serving or has served at the request of the Company, to the same extent and in the same situations and subject to the same determinations as are hereinabove set forth with respect to a Director, executive, officer or trustee, or (c) of any amendments or replacements of the Companies Act which permit for greater indemnification of the persons specified in this Article and any such amendment or replacement of the Companies Act shall hereby be incorporated into these Articles. As used in this Article 196.5, references to the “Company” include all constituent companies in a consolidation or merger in which the Company or any predecessor to the Company by consolidation or merger was involved. The indemnification provided by this Article shall continue as to a person who has ceased to be a Director, executive, officer or trustee and shall inure to the benefit of the heirs, executors, and administrators of such a person.
196.6.The Directors shall have power to purchase and maintain for any Director, the Secretary or other officers or employees of the Company insurance against any such liability as referred to in section 235 of the Companies Act.
196.7.The Company may additionally indemnify any employee or agent of the Company or any director, executive, officer, employee or agent of any of its subsidiaries to the fullest extent permitted by law.

FINANCIAL YEAR

197.The financial year of the Company shall be as prescribed by the Board from time to time.

SHAREHOLDER RIGHTS PLAN

198.The Board is hereby expressly authorised to adopt any “shareholder rights plan”, upon such terms and conditions as the Board deems expedient and in the best interests of the Company, subject to applicable law.

BUSINESS COMBINATION

199.
199.1.The Company may not engage in any business combination, or vote, consent, or otherwise act to authorise a subsidiary of the Company to engage in any business combination, with, with respect to, proposed by or on behalf of, or pursuant to any written or oral agreement, arrangement, relationship, understanding, or otherwise with, any interested Member of the Company or any affiliate or associate of the interested Member for a period of four (4) years following the interested Member’s share acquisition date unless the business combination or the acquisition of Shares made by the interested Member on the interested Member’s share acquisition date is approved before the interested Member’s share acquisition date, or on the share acquisition date but prior to the interested Member becoming an interested Member on the share acquisition date, by a committee of the Board formed in accordance with Article 199.4.
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199.2.If a good faith definitive proposal regarding a business combination is made in writing to the Board, a committee of the Board formed in accordance with Article 199.4 shall consider and take action on the proposal and respond in writing within thirty (30) days after receipt of the proposal by the Company, setting forth its decision regarding the proposal.
199.3.If a good faith definitive proposal to acquire Shares is made in writing to the Board, a committee of the Board formed in accordance with Article 199.4 shall consider and take action on the proposal and respond in writing within thirty (30) days after receipt of the proposal by the Company, setting forth its decision regarding the proposal.
199.4.When a business combination or acquisition of Shares is proposed pursuant to this Article 199, the Board shall promptly form a committee composed solely of one or more disinterested Directors. The committee shall take action on the proposal by the affirmative vote of a majority of committee members. No larger proportion or number of votes shall be required. Notwithstanding anything in these Articles to the contrary, subject to applicable law, the committee shall not be subject to any direction or control by the Board with respect to the committee’s consideration of, or any action concerning, a business combination or acquisition of Shares pursuant to this Article 199. If the Board has no disinterested Directors, the Board shall select three or more disinterested persons to be committee members. Committee members shall act in accordance with the standard of conduct applicable to the Directors and shall be indemnified in accordance with Article 196. For purposes of this Article 199.4, a Director or person is “disinterested” if the Director or person is neither an officer nor an employee, nor has been an officer or employee within five (5) years preceding the formation of the committee pursuant to this Article 199.4, of the Company or of a related company.
199.5.This Article 199 may only be amended by a Special Resolution of the Members. In determining whether the Special Resolution has been adopted by the general meeting, votes cast with respect to Shares of interested Members and their affiliates and associates shall not be taken into account. Notwithstanding any such amendment, this Article 199 shall apply to any business combination of the Company with an interested Member whose share acquisition date was before the effective date of the amendment of this Article 199.
199.6.This Article 199 does not apply to any business combination of the Company with, with respect to, proposed by or on behalf of, or pursuant to any written or oral agreement, arrangement, relationship, understanding, or otherwise with any interested Member who became an interested Member solely as a result of having received Shares pursuant to the Merger and/or the scheme of arrangement between Covidien plc and its shareholders.
199.7.As used in this Article 199 only, the term:
(i)“affiliate” means a person that directly or indirectly controls, is controlled by, or is under common control with, a specified person;
(ii)“associate”, when used to indicate a relationship with any person, means any of the following:
(a)any company of which the person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class or series of shares entitled to vote or other equity interest;
(b)any trust or estate in which the person has a substantial beneficial interest or as to which the person serves as trustee or executor or in a similar fiduciary capacity; or
(c)any relative or spouse of the person, or any relative of the spouse, residing in the home of the person;
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(iii)“beneficial owner” has the definition set forth in Article 2.1.
(iv)“beneficial ownership” includes, but is not limited to, the right to acquire shares or securities through the exercise of options, warrants, or rights, or the conversion of convertible securities, or otherwise. The shares or securities subject to the options, warrants, rights, or conversion privileges held by a person shall be deemed to be outstanding for the purpose of computing the percentage of outstanding shares or securities of the class or series owned by the person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class or series owned by any other person. A person shall be deemed the beneficial owner of shares and securities beneficially owned by any relative or spouse of the person or any relative of the spouse, residing in the home of the person, any trust or estate in which the person owns ten percent (10%) or more of the total beneficial interest or serves as trustee or executor or in a similar fiduciary capacity, any company in which the person owns ten percent (10%) or more of the equity, and any affiliate of the person.
When two or more persons act or agree to act as a partnership, limited partnership, syndicate, or other group for the purposes of acquiring, owning, or voting shares or other securities of a company, all members of the partnership, syndicate, or other group are deemed to constitute a “person” and to have acquired beneficial ownership, as of the date they first so act or agree to act together, of all shares or securities of the company beneficially owned by the person;
(v)“business combination” means any of the following:
(a)any merger, acquisition, scheme of arrangement or amalgamation of the Company or any subsidiary of the Company with (1) the interested Member or (2) any other company (whether or not itself an interested Member of the Company) that is, or after the merger would be, an affiliate or associate of the interested Member, but excluding (x) the merger of a wholly owned subsidiary of the Company into the Company, (y) the merger of two or more wholly owned subsidiaries of the Company, or (z) the merger of a company, other than an interested Member or an affiliate or associate of an interested Member, with a wholly owned subsidiary of the Company pursuant to which the surviving company, immediately after the merger, becomes a wholly owned subsidiary of the Company;
(b)any exchange of Shares or other securities of the Company or any subsidiary of the Company or money, or other property, for shares, other securities, money, or property of (1) the interested Member or (2) any other company (whether or not itself an interested Member of the Company) that is, or after the exchange would be, an affiliate or associate of the interested Member, but excluding the exchange of shares of a company, other than an interested Member or an affiliate or associate of an interested Member, pursuant to which the company, immediately after the exchange, becomes a wholly owned subsidiary of the Company;
(c)any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in a single transaction or a series of transactions), other than sales of goods or services in the ordinary course of business or redemptions pursuant to Article 200.7, to or with the interested Member or any affiliate or associate of the interested Member, other than to or with the Company or a wholly owned subsidiary of the Company, of assets of the Company or any subsidiary of the Company (1) having an aggregate market value equal to ten percent (10%) or more of the aggregate market value of all the assets, determined on a consolidated basis, of the Company, (2) having an aggregate market value equal to ten percent (10%) or more of the aggregate market value of all the outstanding Shares of the Company, or (3) representing ten percent (10%) or more of the earning power or net income, determined on a
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consolidated basis, of the Company, except a cash dividend or distribution paid or made pro rata to all Members of the Company;
(d)the issuance or transfer by the Company or any subsidiary of the Company (in a single transaction or a series of transactions) of any shares of, or other ownership interests in, the Company or any subsidiary of the Company that have an aggregate market value equal to five percent (5%) or more of the aggregate market value of all the outstanding Shares of the Company to the interested Member or any affiliate or associate of the interested Member, except pursuant to the exercise of warrants or rights to purchase shares offered, or a dividend or distribution paid or made, pro rata to all Members of the Company other than for the purpose, directly or indirectly, of facilitating or effecting a subsequent transaction that would have been a business combination if the dividend or distribution had not been made;
(e)the adoption of any plan or proposal for the liquidation or dissolution of the Company, or any reincorporation of the Company in another jurisdiction, proposed by or on behalf of, or pursuant to any written or oral agreement, arrangement, relationship, understanding, or otherwise with, the interested Member or any affiliate or associate of the interested Member;
(f)any reclassification of securities (including, without limitation, any bonus shares or share split, reverse share split, or other distribution of shares in respect of shares), recapitalisation of the Company, merger of the Company with any subsidiary of the Company, exchange of Shares of the Company with any subsidiary of the Company, or other transaction (whether or not with or into or otherwise involving the interested Member), proposed by or on behalf of, or pursuant to any written or oral agreement, arrangement, relationship, understanding, or otherwise with, the interested Member or any affiliate or associate of the interested Member, that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of shares entitled to vote, or securities that are exchangeable for, convertible into, or carry a right to acquire shares entitled to vote, of the Company or any subsidiary of the Company that is, directly or indirectly, owned by the interested Member or any affiliate or associate of the interested Member, except as a result of immaterial changes due to fractional share adjustments; or
(g)any receipt by the interested Member or any affiliate or associate of the interested Member of the benefit, directly or indirectly (except proportionately as a Member of the Company), of any loans, advances, guarantees, pledges, or other financial assistance, or any tax credits or other tax advantages provided by or through the Company or any subsidiary of the Company;
(vi)“company” means a corporation, limited liability company, partnership, limited partnership, joint venture, association, business trust, estate, trust, enterprise, and any other legal or commercial entity;
(vii)“control”, including the terms “controlling”, “controlled by”, and “under common control with”, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. A person’s beneficial ownership of ten percent (10%) or more of the voting power of a company’s outstanding shares entitled to vote in the election of directors creates a presumption that the person has control of the company. Notwithstanding the foregoing, a person is not considered to have control of a company if the person holds voting power, in good faith, as an agent, bank, broker, nominee,
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custodian, or trustee for one or more beneficial owners who do not individually or as a group have control of the company;
(viii)“governing body” means the body of a company selected by its owners that has the ultimate power to determine the company’s policies and control its activities;
(ix)“interested Member” means any person that is (1) the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the outstanding Shares entitled to vote of the Company or (2) an affiliate or associate of the Company that, at any time within the four (4) year period immediately before the date in question, was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the then outstanding Shares entitled to vote of the Company.
If a person who has not been a beneficial owner of ten percent (10%) or more of the voting power of the outstanding Shares entitled to vote of the Company immediately prior to a repurchase of Shares by, or recapitalisation of, the Company or similar action shall become a beneficial owner of ten percent (10%) or more of the voting power solely as a result of the share repurchase, recapitalisation, or similar action, the person shall not be deemed to be the beneficial owner of ten percent (10%) or more of the voting power for purposes of (1) or (2) above, unless:
(a)the repurchase, recapitalisation, conversion, or similar action was proposed by or on behalf of, or pursuant to any agreement, arrangement, relationship, understanding, or otherwise (whether or not in writing) with, the person or any affiliate or associate of the person; or
(b)the person thereafter acquires beneficial ownership, directly or indirectly, of outstanding Shares entitled to vote of the Company and, immediately after the acquisition, is the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the outstanding Shares entitled to vote of the Company.
(x)an “interested Member” does not include:
(a)the Company or any of its subsidiaries;
(b)a savings, employee stock ownership, or other employee benefit plan of the Company or its subsidiary, or a fiduciary of the plan when acting in a fiduciary capacity pursuant to the plan; or
(c)a licensed broker/dealer or licensed underwriter who (1) purchases Shares of the Company solely for purposes of resale to the public and (2) is not acting in concert with an interested Member.
Shares beneficially owned by a plan described in clause (b) or by a fiduciary of a plan described in clause (b), pursuant to the plan, are not deemed to be beneficially owned by a person who is a fiduciary of the plan;
(xi)"market value", when used in reference to shares or other property of any company, means the following:
(a)in the case of shares, the average closing sale price of a share during the 30 trading days immediately preceding the date in question:
(1) on the composite tape for New York Stock Exchange listed shares; or
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(2) if the shares are not quoted on the composite tape or not listed on the New York Stock Exchange, on the principal United States securities exchange registered under Exchange Act, which may include the NASDAQ Stock Market, on which the shares are listed; or
(3) if the shares are not listed on any such exchange, on any system then in use.
If no quotation under clauses (1) through (3) is available, then the market value is the fair market value on the date in question of the shares as determined in good faith by the governing body of the company.
(b)in the case of property other than cash or shares, the fair market value of the property on the date in question as determined in good faith by the governing body of the company.
(xii) “parent” of a specified company means a company that directly, or indirectly through related companies, owns more than 50 percent (50%) of the voting power of the shares or other ownership interests entitled to vote for directors or other members of the governing body of the specified company;
(xiii)“person” includes a natural person and a company;
(xiv)“related company” of a specified company means:
(a)a parent or subsidiary of the specified company;
(b)another subsidiary of a parent of the specified company;
(c)a limited liability company owning, directly or indirectly, more than 50 percent (50%) of the voting power of the shares entitled to vote for directors of the specified company;
(d)a limited liability company having more than 50 percent (50%) of the voting power of its membership interests entitled to vote for members of its governing body owned directly or indirectly by the specified company;
(e)a limited liability company having more than 50 percent (50%) of the voting power of its membership interests entitled to vote for members of its governing body owned directly or indirectly either (1) by a parent of the specified company or (2) a limited liability company owning, directly or indirectly, more than 50 percent (50%) of the voting power of the shares entitled to vote for directors of the specified company; or
(f)a company having more than 50 percent (50%) of the voting power of its shares entitled to vote for directors owned directly or indirectly by a limited liability company owning, directly or indirectly, more than 50 percent (50%) of the voting power of the shares entitled to vote for directors of the specified company;
(xv)“security” means a note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in a profit-sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, put, call, straddle, option, or privilege on a
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security, certificate of deposit, or group or index of securities, including an interest therein or based on the value thereof, put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, an interest or instrument commonly known as a “security”; or a certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing. The term:
(a)includes both a certificated and an uncertificated security;
(b)does not include an insurance or endowment policy or annuity contract under which an insurance company promises to pay a fixed or variable sum of money either in a lump sum or periodically for life or other specified period;
(c)does not include an interest in a contributory or noncontributory pension or welfare plan subject to the United States Employee Retirement Income Security Act of 1974, as amended;
(d)includes as an “investment contract,” among other contracts, an interest in a limited partnership and a limited liability company and an investment in a viatical settlement or similar agreement; and
(e)does not include any equity interest of a closely held corporation or other entity with not more than thirty-five (35) holders of the equity interest of such entity offered or sold pursuant to a transaction in which 100 percent (100%) of the equity interest of such entity is sold as a means to effect the sale of the business of the entity if the transaction has been negotiated on behalf of all purchasers and if all purchasers have access to inside information regarding the entity before consummating the transaction;
(xvi)“share acquisition date”, with respect to any person, means the date that the person first becomes an interested Member of the Company. Notwithstanding the foregoing, if a person becomes, on one or more dates, an interested Member of the Company, but thereafter ceases to be an interested Member of the Company, and subsequently again becomes an interested Member of the Company, “share acquisition date,” with respect to that person means the date on which the person most recently became an interested Member of the Company; and
(xvii)“subsidiary” of a specified company means a company having more than 50 percent (50%) of the voting power of its shares or other ownership interests entitled to vote for directors or other members of the governing body of the company owned directly, or indirectly through related companies, by the specified company.

CONTROL SHARE ACQUISITION
200.
200.1.Any Shares of the Company acquired by an acquiring person in a control share acquisition that resulted in the acquiring person holding between twenty percent (20%) and thirty percent (30%) of the voting rights of the Company, to the extent such Shares exceed twenty percent (20%) of the voting rights of the Company, shall only have the voting rights as shall be accorded to them pursuant to Article 200.6.
200.2.An acquiring person shall deliver to the Company at its registered office an information statement containing all of the following:
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(i)the identity and background of the acquiring person, including the identity and background of each member of any partnership, limited partnership, syndicate, or other group constituting the acquiring person, and the identity and background of each affiliate and associate of the acquiring person, including the identity and background of each affiliate and associate of each member of such partnership, syndicate, or other group; provided, however, that with respect to a limited partnership, the information need only be given with respect to a partner who is denominated or functions as a general partner and each affiliate and associate of the general partner;
(ii)a reference that the information statement is made under this Article;
(iii)the number and class or series of Shares of the Company beneficially owned, directly or indirectly, before the control share acquisition by each of the persons identified pursuant to paragraph (i);
(iv)the number and class or series of Shares of the Company acquired or proposed to be acquired pursuant to the control share acquisition by each of the persons identified pursuant to paragraph (i);
(v)the terms of the control share acquisition or proposed control share acquisition, including, but not limited to, the source of funds or other consideration and the material terms of the financial arrangements for the control share acquisition; plans or proposals of the acquiring person (including plans or proposals under consideration) to (1) liquidate or dissolve the Company, (2) sell all or a substantial part of its assets, or merge it or exchange its shares with any other person, (3) change the location of its principal place of business or its registered office or of a material portion of its business activities, (4) change materially its management or policies of employment, (5) change materially its charitable or community contributions or its policies, programs, or practices relating thereto, (6) change materially its relationship with suppliers or customers or the communities in which it operates, or (7) make any other material change in its business, corporate structure, management or personnel; and other objective facts as would be substantially likely to affect the decision of a Member with respect to voting on the control share acquisition.
200.3.If any material change occurs in the facts set forth in the information statement, including but not limited to any material increase or decrease in the number of Shares of the Company acquired or proposed to be acquired by the persons identified pursuant to paragraph 200.2 (i), the acquiring person shall promptly deliver to the Company at its registered office an amendment to the information statement containing information relating to the material change. An increase or decrease or proposed increase or decrease equal, in the aggregate for all persons identified pursuant to paragraph 200.2 (i), to one percent (1%) or more of the total number of outstanding Shares of any class or series of the Company shall be deemed "material" for purposes of this Article 200.3; an increase or decrease or proposed increase or decrease of less than this amount may be material, depending upon the facts and circumstances.
200.4.If the acquiring person so requests in writing at the time of delivery of an information statement pursuant to 200.2, and has made, or has made a bona fide written offer to make, a control share acquisition and gives a written undertaking to pay or reimburse the Company's expenses of an extraordinary general meeting, except the expenses of the Company in opposing according voting rights with respect to Shares acquired or to be acquired in the control share acquisition, within ten (10) days after receipt by the Company of the information statement, an extraordinary general meeting of the Members of the Company shall be called pursuant to Article 76, for the sole purpose of considering the voting rights to be accorded to Shares referred to in Article 200.1, acquired or to be acquired pursuant to the control share acquisition. The extraordinary general meeting shall be held no later than 55 days after receipt of the information statement and written undertaking to pay or reimburse the Company's expenses of
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the extraordinary general meeting, unless the acquiring person agrees to a later date. If the acquiring person so requests in writing at the time of delivery of the information statement, (1) the extraordinary general meeting shall not be held sooner than 30 days after receipt by the Company of the information statement and (2) the record date for the meeting must be at least 30 days prior to the date of the meeting. If no request for an extraordinary general meeting is made, consideration of the voting rights to be accorded to Shares referred to in Article 200.1, acquired or to be acquired pursuant to the control share acquisition shall be presented at the next annual general meeting or extraordinary general meeting of the Members of which notice has not been given, unless prior thereto the matter of the voting rights becomes moot. The Company is not required to have the voting rights to be accorded to Shares acquired or to be acquired according to a control share acquisition considered at the next annual general meeting or extraordinary general meeting unless it has received the information statement and documents required by Article 200.5 at least 55 days before the meeting. The notice of the meeting shall at a minimum be accompanied by a copy of the information statement (and a copy of any amendment to the information statement previously delivered to the Company) and a statement disclosing that the Board recommends approval of, expresses no opinion and is remaining neutral toward, recommends rejection of, or is unable to take a position with respect to according voting rights to Shares referred to in Article 200.1, acquired or to be acquired in the control share acquisition. Any amendments to the information statement received after mailing of the notice of the meeting must be mailed promptly to the Members by the Company.
200.5.Notwithstanding anything to the contrary contained in this Article, no extraordinary general meeting shall be called pursuant to Article 200.4 and no consideration of the voting rights to be accorded to Shares referred to Article 200.1 acquired or to be acquired pursuant to a control share acquisition shall be presented at any annual general meeting or extraordinary general meeting unless, at the time of delivery of the information statement pursuant to Article 200.2, the acquiring person shall have entered into, and shall deliver to the Company a copy or copies of, a definitive financing agreement or definitive financing agreements, with one or more responsible financial institutions or other entities having the necessary financial capacity, for any financing of the control share acquisition not to be provided by funds of the acquiring person. A financing agreement is not deemed not definitive for purposes of this Article solely because it contains conditions or contingencies customarily contained in term loan agreements with financial institutions.
200.6.
200.6.1.Shares referred to in Article 200.1 acquired by an acquiring person in a control share acquisition shall have the same voting rights as other Shares of the same class or series only if approved (i) by Ordinary Resolution of the Members of the Company and (ii) by Ordinary Resolution of the Members of the Company excluding votes cast with respect to interested shares at an annual general meeting or an extraordinary general meeting of Members pursuant to Article 200.4.
200.6.2.To have the voting rights accorded by approval of a resolution of Members, any proposed control share acquisition not consummated prior to the time of the Member approval must be consummated within 180 days after the Member approval.
200.6.3.Any Shares referred to in Article 200.1 acquired in a control share acquisition that do not have voting rights accorded to them by approval of a resolution of Members shall regain their voting rights upon transfer to a person other than the acquiring person or any affiliate or associate of the acquiring person unless the acquisition of the Shares by the other person constitutes a control share acquisition, in which case the voting rights of the Shares are subject to the provisions of this Article.
200.7.The Company shall have the option to redeem all, but not less than all, the Shares referred to in Article 200.1 acquired in a control share acquisition, at a redemption price equal to the market
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value of the Shares at the time the redemption notice is given, in the event (1) an information statement has not been delivered to the Company by the acquiring person by the tenth day after the control share acquisition, or (2) an information statement has been delivered but the Members have voted not to accord voting rights to such Shares pursuant to Article 200.6.1. The redemption notice shall be given by the Company within 30 days after the event giving the Company the option to redeem the Shares and the Shares shall be redeemed within 60 days after the notice is given.
200.8.This Article 200 may only be amended by a Special Resolution of the Members. In determining whether the Special Resolution has been adopted by the general meeting, votes cast with respect to interested Shares shall not be taken into account. Notwithstanding the foregoing, this Article 200 may be waived with respect to a particular control share acquisition by a committee of the Board comprised solely of Directors who:
(i)are neither officers nor employees of, nor were during the five (5) years preceding the formation of the committee, officers or employees of, the Company or a related company;
(ii)are neither acquiring persons nor affiliates or associates of an acquiring person;
(iii)were not nominated for election as Directors by an acquiring person or an affiliate or associate of an acquiring person; and
(iv)were Directors at the time an acquiring person became an acquiring person or were nominated, elected, or recommended for election as Directors by a majority of those Directors.
200.9.As used in this Article 200 only, the term:
(i)"acquiring person" means a person that makes or proposes to make a control share acquisition. When two or more persons act as a partnership, limited partnership, syndicate, or other group pursuant to any written or oral agreement, arrangement, relationship, understanding, or otherwise for the purposes of acquiring, owning, or voting Shares of the Company, all members of the partnership, syndicate, or other group constitute a "person." For the avoidance of doubt, the former shareholders of Covidien plc and Medtronic will not be deemed to have acted in concert with one another in acquiring Shares in the Company as consideration for the acquisition by the Company of Covidien plc and Medtronic.
(ii)"acquiring person" does not include (a) a licensed broker/dealer or licensed underwriter who (1) purchases Shares of the Company solely for purposes of resale to the public and (2) is not acting in concert with an acquiring person, or (b) a person who becomes entitled to exercise or direct the exercise of between twenty percent (20%) and thirty percent (30%) of the voting rights of the Company solely as a result of a repurchase of Shares by, or recapitalisation of, the Company or similar action unless (1) the repurchase, recapitalisation, or similar action was proposed by or on behalf of, or pursuant to any written or oral agreement, arrangement, relationship, understanding, or otherwise with, the person or any affiliate or associate of the person or (2) the person thereafter acquires beneficial ownership, directly or indirectly, of Shares entitled to vote of the Company and, immediately after the acquisition, is entitled to exercise or direct the exercise of the between 20 and 30 percent of voting rights of the Company, as the person became entitled to exercise as a result of the repurchase, recapitalisation, or similar action.

(iii)"affiliate" has the meaning given to this term in Article 199.7(i);
(iv)"associate" has the meaning given to this term in Article 199.7(ii):
(v)“beneficial ownership” has the meaning given to this term in Article 199.7(iii);
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(vi)"control share acquisition" means an acquisition, directly or indirectly, by an acquiring person of beneficial ownership of Shares of the Company that, except for this Article 200, would, when added to all other Shares of the Company beneficially owned by the acquiring person, entitle the acquiring person, immediately after the acquisition, to exercise or direct the exercise of at least 20 percent but less than 30 percent of the voting power of the Company but does not include any of the following:
(a)an acquisition by a donee pursuant to an inter vivos gift not made to avoid this Article or by a distributee (as defined below);
(b)an acquisition pursuant to a security agreement not created to avoid this Article;
(c)an acquisition by way of a merger whereby a company merges with one or more companies, resulting in a single company, with or without a business purpose, pursuant to a plan of merger, if the Company is a party to the transaction;
(d)an acquisition by way of exchange whereby a company acquires all of the outstanding shares of one or more classes or series of another company pursuant to a plan of exchange, if the Company is a party to the transaction;
(e)an acquisition by way of transfer whereby a company sells, leases, transfers, or otherwise disposes of all or substantially all of its property and assets, if the Company is a party to the transaction;
(f)an acquisition by way of merger or exchange with a limited liability company whereby a company participates in a merger or exchange with a limited liability company, if the Company is a party to the transaction;
(g)an acquisition from the Company;
(h)an acquisition for the benefit of others by a person acting in good faith and not made to avoid this Article, to the extent that the person may not exercise or direct the exercise of the voting power or disposition of the Shares except upon the instruction of others;
(i)an acquisition pursuant to a savings, employee stock ownership, or other employee benefit plan of the Company or any of its subsidiaries, or by a fiduciary of the plan acting in a fiduciary capacity pursuant to the plan; or
(j)an acquisition pursuant to an offer to purchase for cash pursuant to a tender offer, or to exchange for shares pursuant to an exchange offer, all Shares of the voting Shares of the Company (1) that has been approved by a majority vote of the members of a committee composed solely of one or more disinterested members of the Board formed pursuant to Article 199.4, before the commencement of, or the public announcement of the intent to commence, the tender or exchange offer; and (2) pursuant to which the acquiring person will become the owner of over 50 percent of the voting Shares of the Company outstanding at the time of the transaction;
200.9.1.For purposes of this Article, Shares beneficially owned by a plan described in clause (i), or by a fiduciary of a plan described in clause (i) pursuant to the plan, are not deemed to be beneficially owned by a person who is a fiduciary of the plan;
(vii)"distributee" means any person who has received or who will receive property of a decedent from the decedent's personal representative other than as a creditor or
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purchaser. A testamentary trustee is a distributee with respect to property which the trustee has received from a personal representative only to the extent of distributed assets or their increment remaining in the trustee's hands. A beneficiary of a testamentary trust to whom the trustee has distributed property received from a personal representative is a distributee of the personal representative. For purposes of this provision, "testamentary trustee" includes a trustee to whom assets are transferred by will, to the extent of the devised assets;
(viii)"interested shares" means the Shares of the Company beneficially owned by any of the following persons: (1) the acquiring person, (2) any officer of the Company, or (3) any employee of the Company who is also a director of the Company; and
(ix)"market value" has the meaning given to it in Article 199.7 (xi).
FAIR PRICE
201.
201.1.An offeror may not acquire Shares of the Company within two years following the last purchase of Shares pursuant to a takeover offer with respect to that class, including, but not limited to, acquisitions made by purchase, exchange, merger, consolidation, liquidation, redemption, reverse stock split, recapitalisation, reorganisation, or any other similar transaction, unless the Member is afforded, at the time of the proposed acquisition, a reasonable opportunity to dispose of the Shares to the offeror upon substantially equivalent terms as those provided in the earlier takeover offer.
201.2.Article 201.1 does not apply if the proposed acquisition of Shares is approved, before the purchase of any Shares by the offeror pursuant to the earlier takeover offer, by a committee of the board, comprised solely of Directors who:
(i)neither are officers or employees of, nor were during the five (5) years preceding the formation of the committee officers or employees of, the Company or a related company;
(ii)are neither the offerors nor affiliates or associates of the offeror;
(iii)were not nominated for election as Directors by the offeror or an affiliate or associate of the offeror; and
(iv)were Directors at the time of the first public announcement of the takeover offer or were nominated, elected, or recommended for election as directors by a majority of those Directors.
201.3.As used in this Article 201 only, the term:
(i)"affiliate" has the meaning given to that term in Article 199.7 (i);
(ii)"associate" has the meaning given to that term in Article 199.7 (ii);
(iii)"offeror" means a person who makes or in any way participates in making a takeover offer. Offeror does not include a bank or broker-dealer loaning funds to an offeror in the ordinary course of its business or a bank, broker-dealer, attorney, accountant, consultant, employee, or other person furnishing information or advice to or performing ministerial duties for an offeror and not otherwise participating in the takeover offer. When two or more persons act as a partnership, limited partnership, syndicate, or other group pursuant to any agreement, arrangement, relationship,
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understanding, or otherwise, whether or not in writing, for the purpose of acquiring, owning, or voting shares of a target company, all members of the partnership, syndicate, or other group constitute "a person.";
(iv)"takeover offer" means an offer to acquire Shares of the Company from a Member pursuant to a tender offer or request or invitation for tenders, if, after the acquisition of all Shares acquired pursuant to the offer:
(a)the offeror would be directly or indirectly a beneficial owner of more than ten percent (10%) of any class or series of the outstanding Shares of the Company and was directly or indirectly the beneficial owner of ten percent (10%) or less of that class or series of the outstanding Shares of the Company before commencement of the offer; or
(b)the beneficial ownership by the offeror of any class or series of the issued and outstanding Shares of the Company would be increased by more than ten percent (10%) of that class or series and the offeror was directly or indirectly the beneficial owner of ten percent (10%) or more of any class or series of the outstanding Shares of the Company before commencement of the offer.
(v)Takeover offer does not include:
(a)an offer in connection with the acquisition of a Share which, together with all other acquisitions by the offeror of Shares of the same class or series of Shares of the Company, would not result in the offeror having acquired more than two percent (2%) of that class or series during the preceding 12-month period; or
(b)an offer by the Company to acquire its own Shares unless the offer is made during the pendency of a takeover offer by a person who is not an associate or affiliate of the issuer.
GREENMAIL RESTRICTIONS
202.
202.1.Except for redemptions under Article 200.7, the Company shall not, directly or indirectly, purchase or agree to purchase any Shares entitled to vote from a person (or two or more persons who act as a partnership, limited partnership, syndicate, or other group pursuant to any written or oral agreement, arrangement, relationship, understanding, or otherwise for the purpose of acquiring, owning, or voting Shares of the Company) who beneficially owns more than five percent (5%) of the voting power of the Company for more than the market value thereof if the Shares have been beneficially owned by the person for less than two (2) years, unless (1) the purchase or agreement to purchase is approved at a meeting of Members by the affirmative vote of the holders of not less than a majority of the issued and outstanding Shares of the Company entitled to vote or (2) the Company makes an offer, of at least equal value per Share, to all holders of Shares of the class or series and to all holders of any class or series into which the securities may be converted. For purposes of determining the period that shares have been beneficially owned by a person:
(i)shares acquired by the person by gift from a donor are deemed to have first become beneficially owned by the person when the shares were acquired by the donor;
(ii)shares acquired by a trust from the settlor of the trust, or shares acquired from the trust by a beneficiary of the trust, are deemed to have first become beneficially owned by the trust or the beneficiary when the shares were acquired by the settlor; and
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(iii)shares acquired by an estate or personal representative as a result of the death or incapacity of a person, or shares acquired from the estate or personal representative by an heir, devisee, or beneficiary of the deceased or incapacitated person, are deemed to have first become beneficially owned by the estate, personal representative, heir, devisee, or beneficiary when the shares were acquired by the deceased or incapacitated person.

202.2.As used in this Article 202 only, the term:
(i)"market value" has the meaning given to it in Article 199.7 (xi).

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We, the corporate body whose name and address is subscribed, wish to be formed into a company in pursuance of this memorandum of association, and we agree to take the number of shares in the capital of the Company set opposite our respective names.
____________________________________________________________________________

Name, Address and Description     Number of shares
of the Subscriber     taken by the
    Subscriber
____________________________________________________________________________

    ____________________________
    For and on behalf of
    Goodbody Trustees Limited                 One Ordinary Share of
    IFSC, North Wall Quay, Dublin 1                EUR€1.00 each

Limited Liability Company

______________________________________________________________________

Dated

Witness to the above signature:        __________________________

Name:

Address:

                        Occupation:
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